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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203798

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 14, 2015)

5,250,000 Shares

6.00% Series B Participating Preferred Stock

           We are offering 5,250,000 shares of our 6.00% Series B Participating Preferred Stock, $0.01 par value per share, or the Series B Participating Preferred Stock.

           We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

           Liquidation Preference and Farmland Value Appreciation Amount.    The Series B Participating Preferred Stock has an initial liquidation preference of $25.00 per share, or the initial liquidation preference, that may be increased by an additional Farmland Value Appreciation Amount, or the FVA Amount, that represents the cumulative change, from the 2017 estimated average value per acre of farmland in the 17 states in which we own farmland, or the Portfolio States, weighted by the percentage of the total unaudited book value of our properties held in each Portfolio State as of June 30, 2017, or the Weighting Factor. Farmland value appreciation, or FVA, is determined using "Farm Real Estate, Average Value per Acre," or Land Value, contained in the annual agricultural Land Values summary, or Land Value Report, released by the National Agricultural Statistics Service, or NASS, the Agricultural Statistics Board, or ASB, and the United States Department of Agriculture, or USDA. The FVA Amount will become fixed (based on the FVA Amount calculated based on the 2024 Land Value Report (as defined herein)) and cease to accrue on and after September 30, 2024. The FVA Amount and the Premium Amount (as defined herein) will be subject to a cap as described below.

           Dividends.    When, as and if authorized by our Board of Directors, holders of shares of the Series B Participating Preferred Stock will be entitled to receive cumulative cash dividends from and including the issue date, payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on September 30, 2017, at the rate of 6.00% per annum on the initial liquidation preference per share (equivalent to the fixed annual rate of $1.50 per share). The first dividend is scheduled to be paid on September 30, 2017 to holders of record as of September 15, 2017 and will be a pro rata dividend from and including the original issue date to, but excluding, September 30, 2017. Prior to September 30, 2024, no dividends will accrue or be paid on any FVA Amount.

           Redemption at Our Option.    After September 30, 2021, we may redeem for cash all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock at a redemption price per share of Series B Participating Preferred Stock equal to the sum of (i) the initial liquidation preference, (ii) the FVA Amount (if such amount is positive), (iii) if the redemption occurs prior to September 30, 2024, the Premium Amount (if applicable and if such amount is positive) and (iv) any accrued and unpaid dividends, to, but excluding, the redemption date.

           Conversion at Our Option.    After September 30, 2021, we may convert all, but not less than all, of the shares of Series B Participating Preferred Stock into shares of our common stock, $0.01 par value per share, or our common stock, using a conversion ratio per share of Series B Participating Preferred Stock equal to (i) the sum of (a) the initial liquidation preference, (b) the FVA Amount (if such amount is positive), (c) if the conversion occurs prior to September 30, 2024, the Premium Amount (if applicable and if such amount is positive) and (d) any accrued and unpaid dividends to, but excluding, the conversion date (to occur on the fourth business day following the notice of conversion), divided by (ii) the 10-day volume-weighted average trading price, or the VWAP, of our common stock on the New York Stock Exchange, or NYSE, as reported by Bloomberg Business News, if available, on the date the notice of conversion is issued.

           Cap.    Until September 30, 2024, the amount payable upon any redemption, conversion or liquidation event will be subject to a cap such that the total internal rate of return when considering the initial liquidation preference, the FVA Amount (if any), the Premium Amount (if any) and all dividends (whether paid or accrued) on the Series B Participating Preferred Stock will not exceed 9.0%.

           Change of Control.    If there is a Change of Control (as defined herein), holders of Series B Participating Preferred Stock will have certain conversion rights, subject to our right to redeem the Series B Participating Preferred Stock.

           No current market exists for shares of our Series B Participating Preferred Stock. We intend to apply to list the shares of Series B Participating Preferred Stock on NYSE under the symbol "FPI PR B." If the listing application is approved, we expect trading of the shares of Series B Participating Preferred Stock to commence within 30 days after initial delivery of the shares.

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our Series B Participating Preferred Stock involves risks. See "Risk Factors" beginning on page S-20 of this prospectus supplement and the risk factors described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission, or the SEC, which are incorporated herein by reference.

	Per Share	Total
Public offering price	$25.00	$131,250,000
Underwriting discounts and commissions (1)	$1.0625	$5,578,125
Proceeds, before expenses, to us	$23.9375	$125,671,875

(1)
We refer you to "Underwriting" beginning on page S-66 of this prospectus supplement for additional information regarding underwriter compensation.

           We have granted the underwriters an option to purchase up to an additional 787,500 shares of our Series B Participating Preferred Stock within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the shares of Series B Participating Preferred Stock sold in this offering through The Depository Trust Company on or about August 17, 2017, which is the fifth business day following the date of the prospectus supplement.

RAYMOND JAMES	JEFFERIES

The date of this prospectus supplement is August 10, 2017

Prospectus Supplement

        You should rely only upon the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations, funds from operations, adjusted funds from operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein and therein, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        This prospectus supplement does not contain all of the information that is important to you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation by Reference" in this prospectus supplement and "Where To Find Additional Information" in the accompanying prospectus.

        Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to "we," "our," "us" and "our company" refer to Farmland Partners Inc., a Maryland corporation, together with its consolidated subsidiaries, including Farmland Partners Operating Partnership, LP, a Delaware limited partnership, of which Farmland Partners Inc. is the sole member of the sole general partner and to which we refer in this prospectus supplement as our Operating Partnership.

S-ii

 FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act). These forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, future events, financial condition or performance, expectations, competitive environment, availability of resources, regulation, liquidity, results of operations, strategies, plans and objectives. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance, as well as statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

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  our business strategy;

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  our projected operating results;

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  our ability to obtain future financing arrangements;

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  our understanding of our competition;

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  market trends;

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  our compliance with tax laws; and

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  use of the net proceeds from this offering.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information available to us at the time those statements are made or management's good faith belief as of that time with respect to future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. For a discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we file with the SEC from time to time. You should carefully consider these risks before you make an investment decision with respect to the securities, along with the

S-iii

following risks and factors that could cause actual results to vary from our forward-looking statements:

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  changes in national, regional and local economic climates;

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  changes in financial markets and interest rates, or to the business or financial condition of us;

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  the nature and extent of future competition;

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  our ability to pay down, refinance, restructure or extend indebtedness as it becomes due;

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  our ability and willingness to maintain qualification as a REIT;

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  availability of financing and capital;

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  the performance of our portfolio;

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  general volatility of the capital markets and the market price of our common and preferred stock;

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  changes in our business strategy;

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  availability, terms and deployment of capital;

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  availability of qualified personnel;

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  changes in our industry, interest rates or the general economy;

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  the degree and nature of our competition;

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  our ability to identify and close on additional acquisitions and find suitable tenants for our properties; and

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  limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification as a REIT for U.S. federal income tax purposes.

        Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our Series B Participating Preferred Stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read "Risk Factors" for more information about important risks that you should consider before investing in shares of our Series B Participating Preferred Stock. Unless otherwise expressly stated or the context requires otherwise, all information in this prospectus supplement assumes that the option to purchase up to 787,500 additional shares that we granted to the underwriters is not exercised.

 Farmland Partners Inc.

        We are an internally managed real estate company that owns and seeks to acquire high-quality farmland located in agricultural markets throughout North America. As of June 30, 2017, our portfolio of farmland is the largest of any publicly traded farmland company. As of the date of this prospectus supplement, we own farmland with an aggregate of approximately 154,165 acres in Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. As of the date of this prospectus supplement, approximately 75% of our portfolio (based on value) is used to grow primary crops, such as corn, soybeans, wheat, rice and cotton, and approximately 25% of our portfolio produces specialty crops, such as blueberries, vegetables, citrus, nuts and edible beans. We believe our portfolio gives investors exposure to the increasing global food demand trend in the face of growing scarcity of high quality farmland and will reflect the approximate breakdown of U.S. agricultural output between primary crops and animal protein (whose production relies principally on primary crops as feed), on one hand, and specialty crops, on the other.

        We were incorporated in Maryland on September 27, 2013, and we are the sole member of the general partner of our Operating Partnership, which is a Delaware limited partnership that was formed on September 27, 2013. All of our assets are held by, and our operations are primarily conducted through, our Operating Partnership and its wholly owned subsidiaries. As of June 30, 2017, we owned an 83.7% interest in the Operating Partnership. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2014.

Industry Overview

        As an asset class, U.S. farmland has traditionally offered stable returns through both current income and value appreciation. According to the United States Department of Agriculture, or USDA, U.S. farmland in the contiguous United States has appreciated at an estimated compound annual growth rate, or CAGR, of 6.0% over the past 50 years. In the 17 states in which we own farmland, weighted by the Weighting Factor, farmland has appreciated at CAGRs of 6.0% and 5.8% over the past 25 and 50 years, respectively, according to the USDA.

        We believe that U.S. farmland has also performed well historically relative to other asset classes such as equities, bonds and REITs that invest in assets other than farmland. According to Professor Bruce Sherrick of the TIAA Center for Farmland Research at the University of Illinois, over the past several decades, an investment in U.S. farmland has generated better average annual returns than an investment in other indices, including the S&P 500, NASDAQ composite index and AAA-rated bonds, often with less volatility. Further, U.S. farmland values have historically had little relation to the performance of such indices, appreciating in both rising and falling interest rate environments, and have generated better average long-term returns and lower volatility than investing in commodities such as corn and soybeans.

        We believe one of the ways we can provide value to stockholders is through potential long-term appreciation in the value of our properties due in part to increasing farmland scarcity in the face of growing global food demand. The U.S. Census Bureau estimates that the global population will increase by approximately one billion people in the next 15 years, and, according to The World Bank, arable land per capita has decreased by 47% in the last 50 years and is expected to continue to decline. Further, we believe there will be continued opportunity to invest in U.S. farmland over the coming years.

Corporate Information

        Our executive offices are located at 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237. Our telephone number at our executive offices is (720) 452-3100 and our corporate website is www.farmlandpartners.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

 THE OFFERING

        The offering terms are summarized below solely for your convenience. For a more complete description of the terms of the Series B Participating Preferred Stock, see "Description of Series B Participating Preferred Stock."

Issuer	Farmland Partners Inc., a Maryland corporation.
Securities offered by us

5,250,000 shares of 6.00% Series B Participating Preferred Stock, $0.01 par value per share, or the Series B Participating Preferred Stock (plus up to an additional 787,500 shares of Series B Participating Preferred Stock if the underwriters exercise their option to purchase additional shares in full). We reserve the right to reopen this series and issue additional shares of Series B Participating Preferred Stock at any time either through public or private sales.

Ranking	The Series B Participating Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

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senior to our common stock, $0.01 par value per share, or our common stock, and to any other class or series of our equity securities expressly designated as ranking junior to the Series B Participating Preferred Stock;

• on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Participating Preferred Stock; and

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junior to our existing and future indebtedness and all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Participating Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or a Liquidation Event, which issuance is subject to the approval of the holders of two-thirds of the then-outstanding shares of Series B Participating Preferred Stock and any parity preference shares.

In accordance with the terms of the partnership agreement of our Operating Partnership, we will contribute the net proceeds of the sale of the Series B Participating Preferred Stock to our Operating Partnership, and our Operating Partnership will issue to us a number of Series B participating preferred units of limited partnership interest in our Operating Partnership, or Series B Participating Preferred Units, equal to the number of shares of Series B Participating Preferred Stock sold in this offering. The Series B Participating Preferred Units will rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, senior to Class A common units, or OP Units, and long term incentive units of partnership interest in our Operating Partnership and on parity with the existing Series A preferred units of limited partnership interest in our Operating Partnership, or Series A Preferred Units. See "Description of Series B Participating Preferred Stock—Ranking."

Dividends

When, as and if authorized by our Board of Directors, holders of shares of the Series B Participating Preferred Stock will be entitled to receive cumulative cash dividends from and including the issue date, payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on September 30, 2017, at the rate of 6.00% per annum on the initial liquidation preference per share (equivalent to the fixed annual rate of $1.50 per share). The first dividend is scheduled to be paid on September 30, 2017 to holders of record as of September 15, 2017 and will be a pro rata dividend from and including the original issue date to, but excluding, September 30, 2017. Dividends on the Series B Participating Preferred Stock will accumulate whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared. Prior to September 30, 2024, no dividends will accrue or be paid on any FVA Amount. On and after September 30, 2024, in lieu of the prior dividend rate, a dividend rate of 10.00% per annum will be paid on the initial liquidation preference per share of Series B Participating Preferred Stock plus the FVA Amount, if any. See "Description of Series B Participating Preferred Stock—Dividends."

Voting Rights

Holders of Series B Participating Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Participating Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Participating Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock ranking on parity with the Series B Participating Preferred Stock with respect to the payment of dividends and the distribution of assets upon a Liquidation Event, or parity preferred stock, and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting of stockholders called upon the request of the holders of at least 10% of the then-outstanding shares of Series B Participating Preferred Stock or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders thereafter, each additional director being referred herein to as a Preferred Stock Director, until all unpaid dividends with respect to the Series B Participating Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid. In addition, the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding shares of Series B Participating Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to authorize, create or increase any class or series of equity shares ranking senior to the Series B Participating Preferred Stock or to amend, alter or repeal any provision of our charter so as to materially and adversely affect the terms of the Series B Participating Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series B Participating Preferred Stock and the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding shares of Series B Participating Preferred Stock, voting separately as a class, is required. Holders of the Series B Participating Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Participating Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter, of the Series B Participating Preferred Stock. Among other things, we may, without any vote of the holders of our Series B Participating Preferred Stock, issue additional shares of Series B Participating Preferred Stock and may authorize and issue additional classes or series of parity equity securities. See "Description of Series B Participating Preferred Stock—Voting Rights."

Restrictions on Ownership and Transfer

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Our charter provides, among other things, that, subject to certain exceptions and unless exempted by our Board of Directors, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the shares of our Series B Participating Preferred Stock in this offering will be approximately $125.4 million (or approximately $144.2 million if the underwriters exercise their option to purchase additional shares of Series B Participating Preferred Stock in full), after deducting underwriting discounts and estimated offering expenses payable by us. We will contribute the net proceeds we receive from this offering to our Operating Partnership in exchange for a number of Series B Participating Preferred Units equal to the number of shares of Series B Participating Preferred Stock sold in this offering. Our Operating Partnership intends to use the net proceeds from this offering to fund future acquisitions of farmland in accordance with our investment strategy and for general corporate purposes. See "Use of Proceeds."

Liquidation Preference

If we liquidate, dissolve or wind up, holders of our Series B Participating Preferred Stock will have the right to receive the sum of (i) the initial liquidation preference, (ii) the FVA Amount (if the FVA Amount for the relevant period is a positive number) and (iii) an amount per share of Series B Participating Preferred Stock equal to all dividends (whether or not authorized or declared) accrued and unpaid thereon to, but excluding, the date of final distribution to such holders, before any distribution or payment is made to holders of our common stock and any other class or series of our equity securities ranking junior to the Series B Participating Preferred Stock as to liquidation, dissolution or winding up. The rights of holders of Series B Participating Preferred Stock to receive this amount will be subject to the proportionate rights of any other class or series of our equity securities ranking on parity with the Series B Participating Preferred Stock as to rights upon liquidation, dissolution or winding up, and junior to the rights of any class or series of our equity securities expressly designated as ranking senior to the Series B Participating Preferred Stock. See "Description of Series B Participating Preferred Stock—Liquidation Preference."

Farmland Value Appreciation Amount

The initial liquidation preference for the Series B Participating Preferred Stock may be increased by an additional amount, or the FVA Amount. The FVA Amount will equal the product of the $25.00 initial liquidation preference and the farmland value appreciation factor, or FVA Factor, described below. However, the FVA Amount at any time after September 30, 2024 will be equal to the FVA Amount calculated based on the Land Value Report (as defined below) issued in 2024, or the 2024 Land Value Report, and the FVA Amount will be subject to a cap as described below under the caption "—Cap on Total Return."

The FVA Amount may be realized upon (i) exercise by us of our optional redemption right or conversion right after September 30, 2021, (ii) any conversion or redemption in connection with a Change of Control (as defined below) or (iii) liquidation, dissolution or winding up of the Company. In addition, on and after September 30, 2024, dividends will accrue on the FVA Amount, if any, added to the initial liquidation preference per share of Series B Participating Preferred Stock.

Farmland Value Appreciation Factor

Farmland value appreciation, or FVA, for the Series B Participating Preferred Stock represents the cumulative change, from the 2017 estimated average value per acre of farmland in the 17 states in which we own farmland, weighted by the percentage of the total unaudited book value of our properties held in each Portfolio State as of June 30, 2017, or the Weighting Factor. We refer to these 17 states as Portfolio States. FVA is determined using "Farm Real Estate, Average Value per Acre," or Land Value, contained in the annual agricultural Land Values summary, or Land Value Report, released by the National Agricultural Statistics Service, or NASS, the Agricultural Statistics Board, or ASB, and the United States Department of Agriculture, or USDA, and is currently disclosed at the following URL: http://usda.mannlib.cornell.edu/MannUsda/viewDocumentInfo.do?documentID=1446. The contents of the USDA website are not incorporated by reference in or otherwise part of this prospectus supplement or the accompanying prospectus. The farm real estate values reported in the Land Value Report are a measure of the value of all land and buildings on farms in the United States. Other indices referenced in this prospectus supplement will not be used in calculating the FVA Amount.

As described in the Land Value Report, the estimates of farmland values in the report are based primarily on the June Area Survey, conducted each year during the first two weeks of June. The survey uses a probability-based land-area sampling frame. A sample of approximately 11,000 segments of land is selected, each approximately one square mile in size. Enumerators collecting data for the June Area Survey contact all agricultural producers operating land within the boundaries of the sampled land segments and record land value information for cropland and pasture within these segments. They also collect an estimated value of all land and buildings for the operator's entire farming operation and the estimated percent change from the previous year.

Once data are summarized, each regional field office conducts an analysis of the summarized indications and any other available information for the states covered by the Land Value Report. Those offices then set estimates for land values and submit these recommendations to the ASB, which prepares and disseminates hundreds of reports every year providing the official USDA estimates on crops, livestock and economic indicators in the agricultural industry.

For purposes of calculating FVA, Land Values will be measured using the Land Value Report with respect to each of the 17 Portfolio States. The index values are weighted by the Weighting Factor, and the Weighting Factor is fixed while shares of our Series B Participating Preferred Stock are outstanding. Cumulative FVA represents the sum of the seventeen (17) products of (A) the change in FVA for a given Portfolio State since the 2017 Land Value Report and (B) the relative weighting for a given Portfolio State, divided by 100 in order to be expressed as a percentage. The FVA Factor for any year will equal the product of Cumulative FVA (calculated as described above) for such year (expressed as a percentage) multiplied by a constant investor participation percentage of 50%. The FVA Amount, at any time it is measured, cannot be negative, so the liquidation preference per share of Series B Participating Preferred Stock will never be lower than $25.00.

The NASS, the ASB and the USDA have historically released the Land Value Report for a given year in early August. Each year during which shares of Series B Participating Preferred Stock are outstanding, we will make available the annual measurement showing the aggregate FVA Amount per share of Series B Participating Preferred Stock for the then-current year based on the most recent Land Value Report. We will also provide updates and maintain such information on the "Investor Relations" page of our corporate website.

If at any time prior to September 30, 2024, the NASS, the ASB and/or the USDA no longer publish the Land Value Report, or if the Land Value Report no longer covers one or more of the Portfolio States, we will promptly make a good faith selection of a publicly available alternative report, index or indices after examining publicly available reports and indices that are reasonably comparable to the Land Value Report to cover the Portfolio State or Portfolio States no longer covered by the Land Value Report. If we select an alternative source or sources, we will disclose the new source for calculating the FVA Amount and the Premium Amount (as defined below) on the "Investor Relations" page of our corporate website and in a Current Report on Form 8-K filed or furnished with the SEC. If a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the shares of Series B Participating Preferred Stock within 410 days after the date that the Land Value Report was last published, as described in "—Redemption—Redemption upon Absence of Suitable Indices Event" (in the case of a redemption) or as described in "—Conversion Rights—Conversion upon an Absence of

Suitable Indices Event" (in the case of a conversion). We refer to the absence of a suitable alternative source or sources herein as an Absence of Suitable Indices Event.

The following table summarizes the Portfolio States at June 30, 2017 by total unaudited book value of our properties and assigns weightings for these Portfolio States, which shall remain fixed while shares of the Series B Participating Preferred Stock remain outstanding.

The following table also sets forth the historical percentage change in the FVA with respect to each of these Portfolio States for the period from 2010 to 2017 and the total weighted average percentage change in the FVA during that period. The table sets forth the methodology used to calculate the percentage change for each Portfolio State and the total weighted average percentage change for all Portfolio States using the Land Values for each Portfolio State. In order to measure the percentage change from 2010, the actual Land Value for each Portfolio State as of 2010 has been set at a baseline value of 100.0. For the subsequent periods, the table sets forth the change in the Land Value relative to the baseline value of 100.0. The information in this table is for illustrative purposes only, is historical and is not intended to predict future farmland value appreciation. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus supplement should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any FVA Amount or Premium Amount will accrue or be paid on the Series B Participating Preferred Stock."

		Land Value (Relative to 2010) as of								Percentage Change in FVA from 2010 to 2017
	Weighting Factor (1)
Portfolio State		2010 (2)	2011	2012	2013	2014	2015	2016	2017
Illinois	34.344%	100.0	122.6	144.1	167.7	161.7	161.3	159.1	157.0	57.0%
California	19.265%	100.0	98.5	107.5	109.0	109.0	114.9	117.9	129.9	29.9%
South Carolina	6.892%	100.0	100.0	100.0	98.3	103.8	103.8	103.4	103.4	3.4%
North Carolina	6.695%	100.0	108.2	108.2	110.2	109.2	109.0	107.7	107.7	7.7%
Colorado	6.318%	100.0	101.9	108.3	118.5	125.0	133.3	131.5	132.4	32.4%
Arkansas	5.776%	100.0	104.0	114.0	120.0	114.0	122.0	122.0	127.2	27.2%
Nebraska	4.292%	100.0	121.9	177.4	208.9	213.7	208.9	202.1	198.6	98.6%
Louisiana	4.275%	100.0	107.3	117.1	124.4	130.2	136.6	141.5	146.3	46.3%
Florida	3.580%	100.0	94.0	92.0	90.0	105.0	108.0	106.0	114.0	14.0%
Mississippi	2.037%	100.0	104.4	105.4	105.4	115.3	119.2	121.7	123.2	23.2%
Georgia	1.923%	100.0	97.4	89.7	92.3	84.6	83.8	87.2	91.0	–9.0%
Michigan	1.451%	100.0	105.5	116.4	131.5	128.8	134.2	131.5	131.5	31.5%
Texas	0.855%	100.0	107.4	110.4	111.0	113.5	119.0	120.2	128.2	28.2%
Virginia	0.752%	100.0	97.8	96.7	98.9	93.9	93.9	93.5	94.6	–5.4%
South Dakota	0.696%	100.0	119.6	152.2	195.7	225.0	252.2	244.6	237.0	137.0%
Kansas	0.484%	100.0	117.9	146.2	179.2	193.4	191.5	177.4	174.5	74.5%
Alabama	0.365%	100.0	97.6	95.2	95.2	123.8	125.2	128.6	131.0	31.0%

Total / Weighted Average	100.0%									38.8	% (3)

(1)
Based on total unaudited book value of our properties in each Portfolio State as of June 30, 2017. These will be the Weighting Factors for measurement of Cumulative FVA and the Premium Amount and will at no time change as it relates to the Series B Participating Preferred Stock.

(2)
For the illustrative purposes of this table, the FVA has been indexed as of 2010 and, as such, a baseline index value of 100.0 has been assigned to each Portfolio State as of such year. The Land Values with respect to the other periods presented are relative measures calculated in relation to the baseline index value. The actual FVA will be indexed as of 2017. See the table on the following page for an illustration of how the FVA will be indexed as of 2017.

(3)
Represents the total weighted average percentage change in the FVA for the period from 2010 to 2017, based on the Portfolio State weighting percentages set forth above.

The following table sets forth, for each of the Portfolio States (weighted by the Weighting Factor), the actual 2017 Land Values, which is the year from which FVA will be measured for purposes of calculating the FVA Amount. The 2017 Land Values are those that were included in the 2017 Land Value Report, which was published on August 3, 2017, notwithstanding any future revisions to such values that may be included in subsequent Land Value Reports. The table also sets forth the calculations performed in order to assign a 2017 baseline value of 100.0 for all Portfolio States as of 2017 for purposes of calculating the cumulative change in FVA for the Portfolio States relative to such date.

Portfolio State	Weighting Factor (1)	2017 Land Values (2)	Multiplier Applied to Establish Baseline Value (3)	Assigned Baseline Value (4)
Illinois	34.344%	$7,300	0.013699	100.0
California	19.265%	$8,700	0.011494	100.0
South Carolina	6.892%	$3,000	0.033333	100.0
North Carolina	6.695%	$4,450	0.022472	100.0
Colorado	6.318%	$1,430	0.069930	100.0
Arkansas	5.776%	$3,180	0.031447	100.0
Nebraska	4.292%	$2,900	0.034483	100.0
Louisiana	4.275%	$3,000	0.033333	100.0
Florida	3.580%	$5,700	0.017544	100.0
Mississippi	2.037%	$2,500	0.040000	100.0
Georgia	1.923%	$3,550	0.028169	100.0
Michigan	1.451%	$4,800	0.020833	100.0
Texas	0.855%	$2,090	0.047847	100.0
Virginia	0.752%	$4,350	0.022989	100.0
South Dakota	0.696%	$2,180	0.045872	100.0
Kansas	0.484%	$1,850	0.054054	100.0
Alabama	0.365%	$2,750	0.036364	100.0

(1)
Based on the total unaudited book value of our properties in each Portfolio State as of June 30, 2017. These will be the Weighting Factors for measurement of Cumulative FVA and the Premium Amount and will at no time change as it relates to the Series B Participating Preferred Stock.

(2)
Represents the 2017 Land Values as published in the 2017 Land Value Report for each Portfolio State. Such values will remain constant for purposes of calculating the FVA Amount, notwithstanding any revisions to the 2017 Land Values in subsequent Land Value Reports.

(3)
In order to index the 2017 Land Value for each Portfolio State (as set forth in the 2017 Land Value Report), which is the date from which the cumulative change in FVA will be measured for purposes of calculating the FVA Amount, the Land Value for each Portfolio State as of such date is being assigned a baseline index value of 100.0 by multiplying each by the multiplier indicated in the table above. The multipliers set forth above are presented solely for the purpose of indicating the numerical relationship between the actual Land Value for each of the Portfolio States and the indexed baseline value of 100.0 for such Portfolio States. The multipliers will remain constant throughout the term of the Series B Participating Preferred Stock and have not and will not be adjusted to reflect any revisions in subsequent Land Value Reports of the 2017 Land Values for each Portfolio State.

(4)
Equals the product of the actual 2017 Land Value for each Portfolio State, multiplied by the baseline multiplier for each Portfolio State.

The following table illustrates how FVA, as measured in the Land Value Report, would be applied for purposes of determining the liquidation preference, dividend amounts and annual and total return for the Series B Participating Preferred Stock based on the following hypothetical assumptions:
• That the shares of Series B Participating Preferred Stock were issued on September 30, 2017.
• Constant annual FVA of 5%.
• Dividend rate per annum of 10.00% for the period from and including September 30, 2024 until the Series B Participating Preferred Stock is no longer outstanding.

•

That during the period presented, there is no liquidation, dissolution or winding up of the Company and that we do not exercise our option to redeem or convert the Series B Participating Preferred Stock.

The information in this table is for illustrative purposes only and is not intended to predict future farmland value appreciation, liquidation preferences, dividend amounts or return on investment. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus supplement should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any FVA Amount or Premium Amount will accrue or be paid on the Series B Participating Preferred Stock."

					Hypothetical Cumulative Net FVA Amount			Hypothetical Return %
		Hypothetical Cumulative FVA	Investor Participation Percentage	Hypothetical FVA Factor		Hypothetical Liquidation Preference (1)	Hypothetical Dividend
Year	Date							Annual	Gross (2)
Offering	September 30, 2017	—				$25.00
Year 1 (3)	September 30, 2018	5.0%	50%	2.5%	$0.63	$25.63	$1.500	8.50	8.50
Year 2 (3)	September 30, 2019	10.0%	50%	5.0%	$1.25	$26.25	$1.500	8.50	17.00
Year 3 (3)	September 30, 2020	15.0%	50%	7.5%	$1.88	$26.88	$1.500	8.50	25.50
Year 4 (3)	September 30, 2021	20.0%	50%	10.0%	$2.50	$27.50	$1.500	8.50	34.00

Year 5 (4)	September 30, 2022	25.0%	50%	12.5%	$3.13	$28.13	$1.500	8.50	42.50
Year 6 (4)	September 30, 2023	30.0%	50%	15.0%	$3.75	$28.75	$1.500	8.50	51.00
Year 7 (4)	September 30, 2024	35.0%	50%	17.5%	$4.38	$29.38	$1.500	8.50	59.50

Year 8 (5)	September 30, 2025	40.0%	N/A		$4.38	$29.38	$2.938	11.75	71.25
Year 9 (5)	September 30, 2026	45.0%	N/A		$4.38	$29.38	$2.938	11.75	83.00
Year 10 (5)	September 30, 2027	50.0%	N/A		$4.38	$29.38	$2.938	11.75	94.75

(1)
Reflects the initial liquidation preference as increased by the hypothetical FVA Amount. The FVA Amount is subject to a cap such that the total internal rate of return, when considering the initial liquidation preference, the FVA Amount (if positive), plus the Premium Amount (if applicable and if positive), plus dividends (whether paid or accrued) to, but excluding, the date of redemption, conversion or liquidation, will not exceed 9.0%. The table does not reflect the payment of any Premium Amount, which may be applicable if we exercise our option to redeem or convert the Series B Participating Preferred Stock after September 30, 2021 but before September 30, 2024. On September 30, 2024, the FVA Amount will become fixed (based on the FVA Amount calculated based on the 2024 Land Value Report) and cease to accrue, and the dividend yield will increase to 10.00% per annum on the initial liquidation preference plus the FVA Amount (if positive). Such cap would apply (i) in the event of a liquidation, dissolution or winding up of the Company, (ii) if we exercise our option to redeem or convert the Series B Participating Preferred Stock prior to September 30, 2024 or (iii) on September 30, 2024, which is the date on which dividends begin to accrue on the initial liquidation preference plus the FVA Amount (if any). To illustrate the application of the cap, assuming constant annual FVA of 10% rather than 5%, and assuming that we have not redeemed or converted the Series B Participating Preferred Stock or liquidated, on September 30, 2024, the Hypothetical FVA Amount would be fixed at $6.90, reflecting a 9.0% internal rate of return.

(2)
Calculated as (A) cumulative dividends plus (i) for periods prior to September 30, 2024, the hypothetical accrued FVA Amount or (ii) for periods after September 30, 2024, the difference between the initial liquidation preference of $25.00 per share and the Adjusted Value (as defined below), in each case divided by (B) the initial liquidation preference of $25.00 per share of Series B Participating Preferred Stock.

(3)
Prior to October 1, 2021, shares of the Series B Participating Preferred Stock are not convertible or redeemable.

(4)
From and after October 1, 2021, shares of the Series B Participating Preferred Stock are redeemable and convertible at our option. See "—Redemption at Our Option" and "—Conversion at Our Option."

(5)
From and after September 30, 2024, the FVA Amount will equal the FVA Amount calculated based on the 2024 Land Value Report, and will thereafter remain fixed at that amount. From and after September 30, 2024, a dividend rate of 10.00% per annum will be applied to the sum of the $25.00 initial liquidation preference plus the FVA Amount (if positive) calculated based on the 2024 Land Value Report.

Premium Amount	If we exercise our option to redeem or convert the Series B Preferred Stock after September 30, 2021 and before September 30, 2024, we will pay a premium, or the Premium Amount, in addition to the initial liquidation preference, the FVA Amount (if positive) and all accrued and unpaid dividends. The Premium Amount will equal the product of (i) the $25.00 initial liquidation preference and (ii) the average change in Land Values in the Portfolio States over the immediately preceding four years for which a Land Value Report has been issued (based on the initial Land Values for such years included in such Land Value Reports), weighted by the Weighting Factor, multiplied by a constant investor participation percentage of 50% and prorated for the number of days between the most recent Report Release Date and the date immediately preceding the date of redemption or conversion. The Premium Amount, at any time it is measured, cannot be negative. See "—Redemption at Our Option" and "—Conversion at Our Option."
Cap on Total Return

Until September 30, 2024, the amount payable upon any conversion, redemption or liquidation event will be subject to a cap, such that the total internal rate of return, when considering the initial liquidation preference, plus the FVA Amount (if positive), plus the Premium Amount (if applicable and if positive), plus all dividends (whether paid or accrued) to, but excluding, the date of such redemption, conversion or final distribution to holders in respect of a Liquidation Event, shall not exceed 9.0%. On September 30, 2024, the FVA Amount will become fixed (based on the FVA Amount calculated based on the 2024 Land Value Report) and cease to accrue, the Premium Amount will no longer be payable upon an optional redemption or conversion and the dividend yield will increase to 10.00% per annum on the initial liquidation preference plus the FVA Amount (if positive). See "Description of Series B Participating Preferred Stock—Cap on Total Return."

Redemption at Our Option

Except in limited circumstances relating to maintaining our qualification as a REIT, we may not redeem shares of the Series B Participating Preferred Stock until after September 30, 2021, as described in "Description of Series B Participating Preferred Stock—Redemption—Redemption at Our Option" in this prospectus supplement and pursuant to the special optional redemption provisions upon a change in control that are specified below.

After September 30, 2021 but before September 30, 2024, we may redeem for cash all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock at a redemption price per share of Series B Participating Preferred Stock equal to the sum of (i) the initial liquidation preference, (ii) the FVA Amount (if positive) calculated as of the most recent Land Value Report, (iii) the Premium Amount (if applicable and if positive) and (iv) accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the redemption date.

At any time on or after September 30, 2024, we may redeem for cash, all but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock at a redemption price per share equal to the initial liquidation preference plus the FVA Amount (if positive) calculated based on the 2024 Land Value Report, plus any accrued but unpaid dividends to, but excluding, the redemption date. The initial liquidation preference plus the FVA Amount (if positive) calculated based on the 2024 Land Value Report, is referred to as the Adjusted Value.

There is no restriction on our ability to redeem shares of Series B Participating Preferred Stock while dividends are in arrearage.
Conversion at Our Option

After September 30, 2021, we may convert all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock into shares of our common stock. The conversion ratio for such one-time conversion will be determined by a formula that cannot be determined until four business days after the notice of conversion is issued.

If such one-time conversion occurs after September 30, 2021 but before September 30, 2024, the formula for determining the conversion ratio per share of Series B Participating Preferred Stock will be the sum of (i) the initial liquidation preference, (ii) the FVA Amount for the relevant period (if the FVA Amount for such period is a positive number), (iii) the Premium Amount (if applicable and if positive) and (iv) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the 10-day volume-weighted average price, or the VWAP, of our common stock on the New York Stock Exchange, or NYSE, as reported by Bloomberg Business News, if available, on the date the notice of conversion is issued.

If such one-time conversion occurs on or after September 30, 2024, the formula for determining the conversion ratio will be the sum of (i) the initial liquidation preference, (ii) the FVA Amount (if positive), and (iii) any accrued and unpaid dividends to, but excluding, the conversion date, divided by the VWAP as reported by Bloomberg Business News, if available, on the date the notice of conversion is issued. See "Description of Series B Participating Preferred Stock—Conversion Rights—Conversion at Our Option."

Special Redemption Option upon a Change in Control

Upon the occurrence of a Change of Control (as defined below), we may redeem for cash all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock within 120 days after the date on which such Change of Control occurred, at a price equal to the sum of (i) the initial liquidation preference, (ii) the FVA Amount (if positive) and (iii) an amount per share of Series B Participating Preferred Stock equal to all dividends (whether or not authorized or declared) accrued and unpaid thereon to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we exercise our optional redemption rights relating to the Series B Participating Preferred Stock, the holders of Series B Participating Preferred Stock will not be permitted to exercise the conversion right described below. See "Description of Series B Participating Preferred Stock—Redemption—Special Redemption Option upon a Change of Control"

A "Change of Control" means, after the initial issuance of the Series B Participating Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of the Company entitling that person to exercise more than 50% of the total voting power of all capital stock of the Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common stock (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights of Holders in Connection with a Change of Control

Upon the occurrence of a Change of Control, each holder of Series B Participating Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem the Series B Participating Preferred Stock as described above under "—Special Redemption Option upon a Change of Control") to convert some or all of the shares of Series B Participating Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Participating Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of (x) the initial liquidation preference, plus (y) the FVA Amount for the relevant period (if the FVA Amount for such period is a positive number), plus (z) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Participating Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Participating Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series B Participating Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Price (as defined below); and

• 5.72082 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, pursuant to our right of redemption in connection with a Change of Control, holders of Series B Participating Preferred Stock will not have any right to convert the shares of Series B Participating Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Participating Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of Series B Participating Preferred Stock—Conversion Rights."

Listing

We intend to apply to list the Series B Participating Preferred Stock on the NYSE under the symbol "FPI PR B." If the listing application is approved, we expect trading of shares of the Series B Participating Preferred Stock to commence within 30 days after initial delivery of the shares.

Settlement

The underwriters expect to deliver the shares of Series B Participating Preferred Stock against payment therefor through The Depository Trust Company on or about August 17, 2017, which is the fifth business day following the date of this prospectus supplement.

Risk Factors

Investing in our Series B Participating Preferred Stock involves various risks. You should read carefully and consider the risks discussed under the caption "Risk Factors" beginning on page S-20 of this prospectus supplement and the "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 before making a decision to invest in our Series B Participating Preferred Stock.

RISK FACTORS

        Investing in shares of our Series B Participating Preferred Stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision with respect to our Series B Participating Preferred Stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our Series B Participating Preferred Stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Forward-Looking Statements."

The Series B Participating Preferred Stock is subordinate to our existing and future debt and other liabilities, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

        As of June 30, 2017, our total indebtedness was approximately $487 million, all of which is secured by mortgages on our farms. We intend to incur additional debt in connection with future acquisitions or for other purposes and, if necessary, we may borrow funds to make distributions to our stockholders in order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. The Series B Participating Preferred Stock is subordinate to all of our existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities.

        Our charter currently authorizes the issuance of up to 100,000,000 shares of preferred stock in one or more series, of which none are currently outstanding. The issuance of additional shares of preferred stock on parity with or senior to the Series B Participating Preferred Stock would dilute the interests of the holders of the Series B Participating Preferred Stock, and any issuance of shares of preferred stock senior to the Series B Participating Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Participating Preferred Stock.

        Other than the conversion right afforded to holders of Series B Participating Preferred Stock upon the occurrence of a Change of Control as described under "Description of Series B Participating Preferred Stock—Conversion Rights" and other than the limited voting rights as described under "Description of Series B Participating Preferred Stock—Voting Rights," none of the provisions relating to the Series B Participating Preferred Stock relate to or limit our indebtedness or afford the holders of the Series B Participating Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series B Participating Preferred Stock.

Shares of Series B Participating Preferred Stock effectively rank on parity with Series A Preferred Units, and any liquidation preference payable to the holders of Series B Participating Preferred Stock will be subject to the proportionate rights of the holders of Series A Preferred Units.

        Series A Preferred Units rank senior to OP units and will rank on parity with the Series B Participating Preferred Units that will be designated in connection with this offering.

Accordingly, preferred distributions payable to holders of the Series A Preferred Units are equal in right of payment to preferred distributions payable to us with respect to Series B Participating Preferred Units. Moreover, in the event of our bankruptcy or the bankruptcy of our Operating Partnership, holders of Series A Preferred Units will generally be entitled to payment of their liquidation preference from the assets of our Operating Partnership at the same time assets are made available for distribution to us in respect of Series B Participating Preferred Units. As a result, our obligation to pay the liquidation preference on shares of Series B Participating Preferred Stock will be subject to the proportionate rights of holders of the Series A Preferred Units. As of June 30, 2017, the liquidation preference on the outstanding Series A Preferred Units was approximately $118.8 million.

The shares of Series B Participating Preferred Stock to be issued in this offering are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list the Series B Participating Preferred Stock on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained.

        The shares of Series B Participating Preferred Stock to be issued in this offering are newly issued securities with no established trading market. We intend to apply to list the Series B Participating Preferred Stock on the NYSE, but we cannot assure you that the Series B Participating Preferred Stock will be approved for listing. An active trading market on the NYSE for the Series B Participating Preferred Stock may not develop or, even if it develops, may not be sustained, in which case the trading price of the Series B Participating Preferred Stock could be adversely affected.

        The stock markets, including the NYSE, on which we intend to list our Series B Participating Preferred Stock, historically have experienced price and volume fluctuations. The market price of our Series B Participating Preferred Stock could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this prospectus supplement, our financial performance, government regulatory action or inaction, tax laws, interest rates and general market conditions and others such as:

  •
  actual or anticipated variations in our quarterly results of operations or dividends;

  •
  changes in our funds from operations or earnings estimates;

  •
  changes in government regulations or policies affecting our business or the farming business;

  •
  publication of research reports about us or the real estate or farming industries;

  •
  sustained decreases in agricultural commodity and crop prices;

  •
  increases in market interest rates that lead purchasers of our common stock to demand a higher yield;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any additional debt we incur in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional stockholders;

  •
  speculation in the press or investment community;

  •
  the realization of any of the other risk factors presented in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus;

  •
  the extent of investor interest in our securities;

  •
  the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

  •
  our underlying asset value;

  •
  investor confidence in the stock and bond markets generally;

  •
  changes in tax laws;

  •
  future equity issuances;

  •
  failure to meet earnings estimates;

  •
  failure to meet and maintain REIT qualifications and requirements;

  •
  low trading volume of the Series B Preferred Stock; and

  •
  general market and economic conditions.

Changes in farmland prices reflected in the Land Value Report may have little or no correlation with the actual appreciation or depreciation of the farmland we own in the 17 Portfolio States and the Land Value data for the 17 Portfolio States that we will use to calculate the FVA Amount and the Premium Amount may have little or no correlation with the actual appreciation or depreciation of farmland nationwide.

        The estimates of farmland values in the Land Value Report are based primarily on the June Area Survey, conducted each year during the first two weeks of June. The survey uses a probability-based land-area sampling frame. A sample of approximately 11,000 segments of land is selected, each approximately one square mile in size. Enumerators collecting data for the June Area Survey contact all agricultural producers operating land within the boundaries of the sampled land segments and record land value information for cropland and pasture within these segments. They also collect an estimated value of all land and buildings for the operator's entire farming operation and the estimated percent change from the previous year. Once data are summarized, each regional field office conducts an analysis of the summarized indications and any other available information for the states covered by the Land Value Report. Those offices then set estimates for land values and submit these recommendations to the ASB, which prepares and disseminates hundreds of reports every year providing the official USDA estimates on crops, livestock and economic indicators in the agricultural industry.

        The location and other characteristics of the farms used to calculate the amounts reflected in the Land Value Report may differ substantially from the farms we own in the 17 Portfolio States and changes in the prices of the farms used to calculate the values reflected in the Land Value Report may be substantially different from the changes in prices of the farms we own in the 17 Portfolio States. In addition, the weightings that have been assigned to the 17 Portfolio States in the 2017 Land Value Report for purposes of calculating the FVA Amount and the Premium Amount reflect the concentration of our ownership of farmland in such markets only as of June 30, 2017. The markets in which we own farmland have changed and are likely to continue to change in the future, while the relative weightings that we have assigned for the purposes of calculating the FVA Amount and the Premium Amount will not change while shares of our Series B Participating Preferred Stock remain outstanding. Additionally, since we are using the Land Value Report only with respect to the 17 Portfolio States, the Land Value Report may reflect farmland price appreciation or depreciation trends in the 17 Portfolio States that are substantially different from those across the nation. As such, the appreciation or depreciation reflected in the Land Value Report for the 17 Portfolio States that we will use to calculate the FVA Amount and the Premium Amount may have little or no correlation with the appreciation or depreciation of farmland nationwide.

There is no guarantee that any FVA Amount or the Premium Amount will accrue or be paid on the Series B Participating Preferred Stock.

        There is no guarantee that farmland prices in the 17 Portfolio States used to calculate the FVA Amount and the Premium Amount will appreciate at current or historical levels, or at all, or that any FVA Amount or Premium Amount will accrue or be paid on our Series B Participating Preferred Stock. If the FVA Factor, determined using the Land Value Report, is zero or negative, no FVA Amount will accrue, and if the Premium Amount is zero or negative, no Premium Amount will be payable in connection with our optional redemption or conversion of the Series B Participating Preferred Stock. In addition, because the FVA Amount will be realized only upon (i) the exercise of our optional redemption right or conversion right after September 30, 2021, (ii) any conversion or redemption in connection with a Change of Control or (iii) the liquidation, dissolution or winding up of the Company, the occurrence of one of these events could occur at a time when the FVA Amount is negative or zero, in which case you will not receive the FVA amount upon such redemption or conversion of the Series B Participating Preferred Stock or upon our liquidation, dissolution or winding up. The Premium Amount will only be realized upon exercise of our optional redemption right or conversion right after September 30, 2021 but before September 30, 2024, and the occurrence of one of these events could occur at a time when the Premium Amount is negative or zero, in which case you will not receive the Premium Amount upon our optional redemption or conversion of the Series B Participating Preferred Stock. Furthermore, because the FVA Amount, at any time it is calculated, is based on the cumulative change in Land Values relative to the baseline values set forth in the 2017 Land Value Report, increases in Land Values in any particular year could be offset, in whole or in part, by decreases in Land Values in subsequent years. Because the Premium Amount is calculated based on the average change in Land Values in the Portfolio States for the four years immediately preceding the exercise of our optional redemption or conversion right rather than the cumulative change in Land Values since the 2017 Land Value Report, it is possible to have a realization of the FVA Amount without the realization of the Premium Amount or, alternatively, the realization of the Premium Amount without the realization of the FVA Amount. Because holders of Series B Participating Preferred Stock will not have control over the timing of the realization of any FVA Amount or any Premium Amount, there can be no assurances that any FVA Amount or Premium Amount will accrue or be paid on the Series B Participating Preferred Stock.

The cumulative change in FVA will be calculated only once per year.

        The FVA Amount will be calculated only once per year, promptly after the release of the Land Value Report. Accordingly, the FVA Amount will always be calculated based on the most recently published Land Value Report. As a result, holders of Series B Participating Preferred

Stock will not realize the benefit of any increases in Land Values, or the detriment of any decreases in Land Values, that occur after a Report Release Date (as defined below) for any given year but prior to the Report Release Date for the subsequent year, except to the extent of any Premium Amount. Furthermore, the FVA Amount will be determined by measuring the cumulative change in FVA using the data from the initial publication of each Land Value Report, notwithstanding the fact that the NASS, ASB and/or the USDA may update Land Values for any particular year in subsequent Land Value Reports.

The NASS, ASB and/or USDA may no longer publish or may materially change the methodology used in calculating the Land Value Report, which could adversely affect the value of our Series B Participating Preferred Stock.

        As described under the "Prospectus Summary—The Offering—Farmland Value Appreciation Factor" and "Prospectus Summary—The Offering—Premium Amount," the FVA Amount and the Premium Amount are calculated by reference to the Land Value Report. If at any time prior to September 30, 2024, the NASS, the ASB and/or the USDA no longer publish the Land Value Report, or if the Land Value Report no longer covers one or more of the Portfolio States, we will promptly make a good faith selection of a publicly available alternative report, index or indices after examining publicly available reports and indices that are reasonably comparable to the Land Value Report to cover the Portfolio State or Portfolio States no longer covered by the Land Value Report. If we select an alternative source or sources, we will disclose the new source for calculating the FVA Amount and the Premium Amount on the "Investor Relations" page of our corporate website and in a Current Report on Form 8-K filed or furnished with the SEC. If a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the shares of Series B Participating Preferred Stock within 410 days after the date that the Land Value Report was last published, as described in "—Redemption—Redemption upon Absence of Suitable Indices Event" (in the case of a redemption) or as described in "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event" (in the case of a conversion). We will make appropriate amendments and disclosures of any alternative sources and results but may be unable to replicate the methodology used by the NASS, ASB and/or USDA in calculating the Land Values reported in the Land Value Report or produce the same results. In addition, neither we nor the underwriters have conducted any inquiry into the methodology for calculating the Land Values. Furthermore, a material change in the methodology used by the NASS, the ASB and/or the USDA in calculating the Land Values will not result in the selection of an alternative source or sources. As a result, if the NASS, the ASB and USDA do not publish the Land Value Report for all of the 17 Portfolio States using the same methodology throughout the measurement period, the FVA Amount and the Premium Amount at the time of measurement may be negatively impacted, which may adversely affect the value of our Series B Participating Preferred Stock.

The various hypothetical figures and illustrations contained in this prospectus supplement should not be taken as an indication or prediction of future investment results.

        The various hypothetical figures and illustrations contained in this prospectus supplement are intended merely to illustrate the impact that such hypothetical terms could have on the liquidation preference, dividend amounts and the return on investment with respect to the Series B Participating Preferred Stock. Such hypothetical figures and illustrations should not be taken as an indication or prediction of future investment results. The actual amount of FVA and the resulting liquidation preference, dividend amounts and return on the Series B Participating Preferred Stock may bear little or no relation to the hypothetical figures and illustrative examples contained in this prospectus supplement. The Land Values from which the FVA

Amount and the Premium Amount will be derived may be volatile from year to year and cannot be predicted for any future period.

If we exercise our optional redemption right or conversion right, your expected return on your investment could be adversely affected.

        After September 30, 2021, we will have the option to redeem or convert all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock. In the event that we exercise our optional redemption right or conversion right at a time when farmland values in the 17 Portfolio States are increasing, you will not realize the benefit of such appreciation after the date of redemption or conversion, as applicable, and your returns may be lower than expected. If prevailing interest rates are relatively low at the time we redeem shares of our Series B Participating Preferred Stock, you may be unable to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the distributions on the Series B Participating Preferred Stock. Likewise, if you receive shares of our common stock in connection with a conversion, the dividend yield on the shares of our common stock may be lower than the yield on the Series B Participating Preferred Stock.

The Change of Control conversion feature of our Series B Participating Preferred Stock may not adequately compensate you and may have the effect of delaying, deterring or preventing certain Change of Control transactions.

        Upon the occurrence of a Change of Control (as defined below), holders of the Series B Participating Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Participating Preferred Stock) to convert some or all of their Series B Participating Preferred Stock into our common stock (or equivalent value of alternative consideration). See "Description of Series B Participating Preferred Stock—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the conversion value (equal to the liquidation preference (including any FVA Amount) and unpaid and accrued dividends) divided by the Common Stock Price (as defined below). No Premium Amount will be applied in the event of a conversion following a Change of Control.

        The Change of Control conversion features of the Series B Participating Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that stockholders, including holders of shares of our Series B Participating Preferred Stock, may otherwise believe is in their best interests.

Holders of Series B Participating Preferred Stock will have limited voting rights.

        Holders of the Series B Participating Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. However, holders of the Series B Participating Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series B Participating Preferred Stock, as described under "Description of Series B Participating Preferred Stock—Voting Rights" below. In addition, if dividends on the Series B Participating Preferred Stock, or any other parity equity stock (as defined in "Description of Series B Participating Preferred Stock—Dividends" below), have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and to the limited extent described under "Description of

Series B Participating Preferred Stock—Voting Rights" below. The Series B Participating Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above. See "Description of Series B Participating Preferred Stock—Voting Rights."

If you own shares of our Series B Participating Preferred Stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you own our Series B Participating Preferred Stock, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver common stock to you upon conversion of your Series B Participating Preferred Stock and, in certain cases, under the conversion rate adjustments applicable to our Series B Participating Preferred Stock. For example, in the event that an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The market price of our common stock received in a conversion of our Series B Participating Preferred Stock may decrease between the date received and the date such shares of our common stock are sold.

        The market price of our common stock received in a conversion may decrease between the date received and the date such shares of our common stock are sold. Stock markets, including the NYSE, have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and recipients of shares of our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including sales of common stock by other stockholders who received common stock in respect of their Series B Participating Preferred Stock, our financial performance, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors.

An increase in market interest rates may cause the market price of the Series B Participating Preferred Stock to decrease.

        One of the factors that will influence the price of the Series B Participating Preferred Stock will be the dividend yield on the Series B Participating Preferred Stock (as a percentage of the price of the Series B Participating Preferred Stock, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series B Participating Preferred Stock to expect a higher dividend yield and higher interest rates. This would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of the Series B Participating Preferred Stock to decrease.

The Series B Participating Preferred Stock has not been rated by a nationally recognized statistical rating organization.

        We have not sought to obtain a rating for the Series B Participating Preferred Stock from a nationally recognized rating organization. However, no assurance can be given that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Participating Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Participating Preferred Stock, which could adversely impact its market price. Ratings only reflect the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Participating Preferred Stock.

We may be unable to invest a significant portion of the net proceeds from this offering on acceptable terms.

        Delays in investing the net proceeds from this offering may impair our performance. We cannot assure you that we will be able to identify any acquisition opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. Moreover, we will have significant flexibility in investing the net proceeds from this offering and may use the net proceeds from this offering in ways with which investors may not agree.

Our ability to pay dividends is limited by the requirements of Maryland law.

        Our ability to pay dividends on the Series B Participating Preferred Stock is limited by Maryland law. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series B Participating Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series B Participating Preferred Stock.

You should consider the U.S. federal income tax consequences of owning our Series B Participating Preferred Stock, including the potential for constructive distributions.

        The principal U.S. federal income tax consequences of purchasing, owning and disposing our Series B Participating Preferred Stock are summarized under "Supplemental U.S. Federal Income Tax Consequences." The Internal Revenue Service, or the IRS, may take the position that certain rights including our right to redeem the Series B Participating Preferred Stock for cash at a redemption price in excess of the issue price of the Series B Participating Preferred Stock and our right to convert the Series B Participating Preferred Stock to common stock taking into account the FVA, causes you, during the period you hold your shares, to be deemed to receive taxable dividends subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. stockholder, such deemed dividend may subject you to United States federal withholding tax. See "Supplemental U.S. Federal Income Tax Considerations."

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preference dividends for us (referred to in the table as "The Company"), and our predecessor (referred to in the table as "The Predecessor"), as applicable, for the three and six months ended June 30, 2017 and each of the years ended December 31, 2016, 2015, 2014, 2013 and 2012. For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings have been calculated by adding fixed charges to pre-tax income from continuing operations before non-controlling interests and capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense and include the amount of pre-tax earnings required to cover preferred security dividends and any accretion in the carrying value in the redeemable preferred securities of our consolidated subsidiaries. The information below is presented on an unaudited basis.

	The Company
	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017					The Predecessor
			Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014 (1)		Year Ended December 31, 2013	Year Ended December 31, 2012
Ratio of earnings to combined fixed charges and preference dividends (2)	1.5	1.0	1.5	1.4		(3)	1.0	1.5

(1)
The calculation of earnings and fixed charges reflects the earnings and fixed charges of the Predecessor for the period from January 1, 2014 until immediately prior to the completion of our initial public offering on April 16, 2014 and of our Company for the periods thereafter.

(2)
The Company did not have any preferred stock outstanding for any of the periods presented.

(3)
For the year ended December 31, 2014, earnings were not sufficient to cover fixed charges by $0.7 million.

 USE OF PROCEEDS

        We estimate that the net proceeds that we will receive from this offering will be approximately $125.4 million, after deducting the underwriting discount and estimated offering expenses payable by us, or approximately $144.2 million if the underwriters' option to purchase additional shares is exercised in full. We will contribute the net proceeds we receive from this offering to our Operating Partnership in exchange for a number of Series B Participating Preferred Units equal to the number of shares of Series B Participating Preferred Stock sold in this offering.

        Our Operating Partnership intends to use the net proceeds from this offering to fund future acquisitions of farmland in accordance with our investment strategy and for general corporate purposes. Pending these uses, our Operating Partnership may invest the net proceeds from this offering in interest-bearing accounts, money market accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in farmland.

 DESCRIPTION OF SERIES B PARTICIPATING PREFERRED STOCK

        The description of the particular terms and provisions of our Series B Participating Preferred Stock contained in this prospectus supplement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock in the accompanying prospectus, to which description reference is hereby made.

        For purposes of this section, references to "we," "our" and "the Company" refer only to Farmland Partners Inc. and not to any of its subsidiaries. The term "Articles Supplementary" means the articles supplementary creating and designating the terms of our Series B Participating Preferred Stock that we will file with the State Department of Assessments and Taxation of Maryland.

General

        Under our articles of amendment and restatement, or our charter, we currently are authorized to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter further provides that our Board of Directors may classify any unissued shares of preferred stock into one or more classes or series of stock and, prior to issuance of any class or series of preferred stock, shall set the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such class or series. Prior to the completion of this offering, there will be no shares of our preferred stock outstanding. There are no preemptive rights with respect to our Series B Participating Preferred Stock.

Maturity

        The Series B Participating Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption (except as described below under "—Redemption—Redemption upon an Absence of Suitable Indices Event" and "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event"), and will remain outstanding indefinitely unless (i) we redeem such shares of Series B Participating Preferred Stock at our option as described below in "—Redemption—Redemption at Our Option," (ii) we convert such shares of Series B Participating Preferred Stock at our option as described below in "—Conversion Rights—Conversion at Our Option" or (iii) subject to our special right of redemption in the event of a Change of Control (as defined below), they are converted by the holder of such shares of Series B Participating Preferred Stock in the event of a Change of Control as described below in "—Conversion Rights—Conversion upon a Change of Control."

Reopening

        The Articles Supplementary establishing our Series B Participating Preferred Stock permit us to "reopen" this series, without the consent of the holders of our Series B Participating Preferred Stock, in order to issue additional shares of Series B Participating Preferred Stock from time to time. We may in the future issue additional shares of Series B Participating Preferred Stock without your consent. Any additional shares of Series B Participating Preferred Stock will have the same terms as the shares of Series B Participating Preferred Stock that we are issuing in this offering. These additional shares of Series B Participating Preferred Stock will, together with the shares of Series B Participating Preferred Stock being issued in this offering, constitute a single series of securities.

Ranking

        The Series B Participating Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

          (1)   senior to our common stock and to any other class or series of our equity securities expressly designated as ranking junior to the Series B Participating Preferred Stock;

          (2)   on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Participating Preferred Stock; and

          (3)   junior to our existing and future indebtedness and all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Participating Preferred Stock with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or Liquidation Event, which issuance is subject to the approval of the holders of two-thirds of the then-outstanding shares of Series B Participating Preferred Stock and any parity preference shares.

        The term "equity securities" does not include convertible debt securities, which debt securities would rank senior to the Series B Participating Preferred Stock.

        In accordance with the terms of the partnership agreement of our Operating Partnership, we will contribute the net proceeds from the sale of the Series B Participating Preferred Stock to our Operating Partnership, and our Operating Partnership will issue to us a number of Series B participating preferred units of limited partnership interest in our Operating Partnership, or Series B Participating Preferred Units, equal to the number of shares of Series B Participating Preferred Stock sold in this offering. The Series B Participating Preferred Units will rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, senior to Class A common units, or OP Units, and long term incentive units of partnership interest in our Operating Partnership and on parity with the existing Series A preferred units of limited partnership interest in our Operating Partnership, or Series A Preferred Units.

        As of June 30, 2017, there are 117,000 Series A Preferred Units outstanding, each of which has a liquidation preference of $1,000 per unit. Series A Preferred Units are entitled to cash distributions at a rate of 3.00% per annum of the $1,000 liquidation preference per Series A Preferred Unit (equivalent to a fixed annual amount of $30.00 per Series A Preferred Unit) payable annually in arrears on January 15 of each year or the next succeeding business day. On or after March 2, 2026, each holder of Series A Preferred Units has the right to convert each Series A Preferred Unit into a number of OP Units equal to (i) the $1,000 liquidation preference plus all accumulated and unpaid distributions, divided by (ii) the volume-weighted average price per share of our common stock for the 20 trading days immediately preceding the applicable conversion date. All OP Units received upon conversion may be immediately tendered for redemption for cash or, at the Company's option, for shares of common stock on a one-for-one basis, subject to the terms and conditions set forth in the partnership agreement for our Operating Partnership. Prior to date on which the Series A Preferred Units are converted into OP Units, the Series A Preferred Units may not be tendered for redemption by the holders. On or after March 2, 2021, our Operating Partnership has the right to redeem some or all of the Series A Preferred Units for cash in an amount equal to the $1,000 liquidation preference plus accrued and unpaid dividends.

        In the future, our Operating Partnership may create additional classes or series of common or preferred units, including preferred units that are senior to the Series B Participating Preferred Units (subject to the rights of any holders of preferred units), or issue additional common or preferred units of any class or series (including long term incentive units) without the consent of any holder of the Series B Participating Preferred Stock.

Dividends

        When, as and if authorized by our Board of Directors, holders of shares of the Series B Participating Preferred Stock will be entitled to receive cumulative cash dividends from and including the issue date, payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on September 30, 2017, at the rate of 6.00% per annum on the initial liquidation preference per share (equivalent to the fixed annual rate of $1.50 per share). The first dividend is scheduled to be paid on September 30, 2017 to holders of record as of September 15, 2017 and will be a pro rata dividend from and including the original issue date to, but excluding, September 30, 2017. If any dividend payment date falls on any day other than a business day as defined in the Articles Supplementary for our Series B Participating Preferred Stock, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date, and no dividends will accrue as a result of such delay. Dividends will accrue and be cumulative from, and including, the prior dividend payment date (or, if no prior dividend payment date, the original issue date of the Series B Participating Preferred Stock) to, but excluding, the next dividend payment date, to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series B Participating Preferred Stock are the March 15, June 15, September 15 or December 15 immediately preceding the relevant dividend payment date. If any record date falls on any day other than a business day as defined in the Articles Supplementary for our Series B Participating Preferred Stock, the record date shall be the immediately preceding business day. Prior to September 30, 2024, no dividends will accrue or be paid on any FVA Amount (as defined below).

        On and after September 30, 2024, in lieu of the dividend rate detailed in the preceding paragraph, a dividend rate of 10.00% per annum will accrue and be paid on the initial liquidation preference per share of Series B Participating Preferred Stock plus the FVA Amount, if any.

        Our Board of Directors will not authorize and we will not pay or set apart for payment dividends on our Series B Participating Preferred Stock at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. See the section "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement. You should review the information appearing in the last paragraph under this caption "—Dividends" for information regarding the circumstances under which the terms of our credit facilities, term loans and other debt may limit or prohibit the payment of dividends on the Series B Participating Preferred Stock.

        Notwithstanding the foregoing, dividends on the Series B Participating Preferred Stock will accrue whether or not there are funds legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Participating Preferred Stock that may be in arrears, and holders of the Series B Participating Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Participating Preferred Stock, including any Capital Gains Amounts, as described in the paragraph below, shall first be credited against the earliest accrued but unpaid dividend due with respect to those shares.

        If, for any taxable year, we designate as a "capital gain dividend," as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our capital stock then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of shares of Series B Participating Preferred Stock will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series B Participating Preferred Stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our capital stock. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our stockholders' long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our stockholders. For a discussion of the tax treatment of dividends designated as "capital gain dividends," see "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement.

        Future distributions on shares of our common stock and shares of our preferred stock, including the Series B Participating Preferred Stock offered hereby, will be at the discretion of our Board of Directors and will depend on, among other things, our results of operations, funds from operations, adjusted funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our Board of Directors deems relevant. In addition, our credit facilities, term loans and other debt contain provisions that could limit or, in certain cases, prohibit the payment of distributions on shares of our common stock and preferred stock, including the Series B Participating Preferred Stock offered hereby. Accordingly, although we expect to pay quarterly cash distributions on our common stock and scheduled cash dividends on our Series B Participating Preferred Stock being offered hereby, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Voting Rights

        Holders of Series B Participating Preferred Stock generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series B Participating Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Series B Participating Preferred Stock (voting separately as a class together with the holders of all other classes or series of parity preferred stock and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors at a special meeting of stockholders called upon the request of the holders of at least 10% of the then-outstanding shares of Series B Participating Preferred Stock or at our next annual meeting of stockholders and each subsequent annual meeting of stockholders thereafter, each additional director being referred herein to as a Preferred Stock Director, until all unpaid dividends with respect to the Series B Participating Preferred Stock and such other classes or series of preferred stock with like voting rights have been paid. Any Preferred Stock Directors will be elected by a vote of holders of record of a majority of the outstanding shares of Series B Participating Preferred Stock and any other class or series of parity preferred stock with like voting rights, voting together as a single class. Special meetings of stockholders called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series B Participating Preferred Stock or any other class or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class), will pay all costs and expenses of calling and holding such special meeting of stockholders.

        Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the then-outstanding shares of Series B Participating Preferred Stock and all other classes or series of parity preferred stock entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the then-outstanding shares of Series B Participating Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable).

        So long as any shares of Series B Participating Preferred Stock remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding shares of Series B Participating Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class), authorize, create, or increase the number of authorized or issued shares of, any class or series of equity securities ranking senior to the Series B Participating Preferred Stock with respect to rights of dividend payments and the distribution of assets upon a Liquidation Event, or reclassify any of our authorized equity securities into such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity securities. However, we may, without the consent of any holder of Series B Participating Preferred Stock, create and issue additional classes or series of parity equity securities and junior equity securities, and/or amend our charter and the Articles Supplementary for the Series B Participating Preferred Stock to increase the authorized number of shares of parity equity securities (including the Series B Participating Preferred Stock) and junior equity securities.

        In addition, the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding shares of Series B Participating Preferred Stock and each other class or series of parity preferred stock with like voting rights (voting together as a single class) is required for us to amend, alter or repeal any provision of our charter so as to materially and adversely affect the terms of the Series B Participating Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series B Participating Preferred Stock and the terms of one or more other classes or series of parity preferred stock, the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding shares of Series B Participating Preferred Stock, voting separately as a class, is required. Holders of the Series B Participating Preferred Stock also will have the exclusive right to vote on any amendment to our charter on which holders of the Series B Participating Preferred Stock are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our charter, of the Series B Participating Preferred Stock.

        In any matter in which holders of Series B Participating Preferred Stock may vote (as expressly provided in the Articles Supplementary setting forth the terms of the Series B Participating Preferred Stock), each share of Series B Participating Preferred Stock shall be entitled to one vote.

Liquidation Preference

        If we experience a Liquidation Event, holders of our Series B Participating Preferred Stock will have the right to receive the sum of (i) the initial liquidation preference, (ii) the FVA Amount (if the FVA Amount for the relevant period is a positive number) and (iii) an amount per share of Series B Participating Preferred Stock equal to all dividends (whether or not authorized or declared) accrued and unpaid thereon to, but excluding, the date of final distribution to such holders, or the Final Liquidation Preference, before any distribution or payment is made to holders of our common stock and any other class or series of our equity securities ranking junior to the Series B Participating Preferred Stock as to liquidation, dissolution or winding up. The rights of holders of Series B Participating Preferred Stock to receive this amount will be subject to the proportionate rights of any other class or series of our equity securities ranking on parity with the Series B Participating Preferred Stock as to rights upon liquidation, dissolution or winding up, and junior to the rights of any class or series of our equity securities expressly designated as ranking senior to the Series B Participating Preferred Stock. In addition, our obligation to pay the Final Liquidation Preference will be subject to the proportionate rights of holders of Series A Preferred Partnership Units and any other class or series of units of limited partnership interest in our Operating Partnership that rank senior to, or on parity with, the Series A Preferred Units and the Series B Participating Preferred Units.

        Holders of Series B Participating Preferred Stock will be entitled to written notice of any distribution in connection with any Liquidation Event not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of Series B Participating Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a Liquidation Event.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of any of our shares of capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series B Participating Preferred Stock will not be added to our total liabilities.

Farmland Value Appreciation Amount

        The initial liquidation preference for the Series B Participating Preferred Stock may be increased by the FVA Amount. The FVA Amount for any year will equal the product of the initial liquidation preference and the FVA Factor (as defined below) for such period. However, the FVA Amount for all periods after September 30, 2024 will be equal to the FVA Amount calculated based on the Land Value Report issued in 2024, or the 2024 Land Value Report, and the FVA Amount will be subject to a cap as described below under the caption "—Cap on Total Return."

        The FVA Amount for the Series B Participating Preferred Stock may be realized upon (i) exercise by us of our optional redemption right or conversion right after September 30, 2021,

(ii) any conversion or redemption in connection with a Change of Control (as defined below) or (iii) liquidation, dissolution or winding up of the Company. In addition, on and after September 30, 2024, dividends will accrue on the FVA Amount, if any, added to the initial liquidation preference per share of Series B Participating Preferred Stock.

        The FVA Amount will be calculated only once per year, promptly after the release of the Land Value Report. Accordingly, the FVA Amount will always be calculated using data from the initial publication of each Land Value Report, notwithstanding the fact that the NASS, ASB and/or USDA may update Land Values for any particular year in subsequent Land Value Reports. As a result, holders of Series B Participating Preferred Stock will not realize the benefit of any increases in Land Values, or the detriment of any decreases in Land Values, that occur after a Report Release Date (as defined below) for any given year but prior to the Report Release Date for the subsequent year, except to the extent of any Premium Amount (as defined below).

Farmland Value Appreciation Factor

        FVA for the Series B Participating Preferred Stock represents the cumulative change, from the 2017 estimated average value per acre of farmland in the 17 states in which we own farmland, weighted by the percentage of the total unaudited book value of our properties held in each Portfolio State as of June 30, 2017, or the Weighting Factor. We refer to these 17 states as Portfolio States. FVA is determined using "Farm Real Estate, Average Value per Acre," or Land Value, contained in the annual agricultural Land Values summary, or Land Value Report, released by the National Agricultural Statistics Service, or NASS, the Agricultural Statistics Board, or ASB, and the United States Department of Agriculture, or USDA, and is currently disclosed at the following URL: http://usda.mannlib.cornell.edu/MannUsda/viewDocumentInfo.do?documentID=1446. The contents of the USDA website are not incorporated by reference in or otherwise part of this prospectus supplement or the accompanying prospectus. The farm real estate values reported in the Land Value Report are a measure of the values of all land and buildings on farms in the United States. Other indices referenced in this prospectus supplement will not be used in calculating the FVA Amount.

        As described in the Land Value Report, the estimates of farmland values in the report are based primarily on the June Area Survey, conducted each year during the first two weeks of June. The survey uses a complete, probability-based land-area sampling frame. A sample of approximately 11,000 segments of land is selected, each approximately one square mile in size. Enumerators collecting data for the June Area Survey contact all agricultural producers operating land within the boundaries of the sampled land segments and record land value information for cropland and pasture within these segments. They also collect an estimated value of all land and buildings for the operator's entire farming operation and the estimated percent change from the previous year.

        Once data are summarized, each regional field office conducts an analysis of the summarized indications and any other available information for the states covered by the Land Value Report. Those offices then set estimates for land values and submit these recommendations to the ASB, which prepares and disseminates hundreds of reports every year providing the official USDA estimates on crops, livestock and economic indicators in the agricultural industry.

        Subject to the calculation of the FVA as described below, the value set forth in the Land Value Report, or the Land Value, with respect to each of the 17 Portfolio States listed below, will be used for the purpose of calculating FVA.

        FVA for the Series B Participating Preferred Stock will be calculated as follows:

            (i)  The change in FVA for each Portfolio State since the 2017 Land Value Report (as defined below) will be calculated promptly following each date of the release of the Land Value Report for each year, or Report Release Date, in accordance with the following equation, where "PSx" represents any given Portfolio State and "FVAx" represents the change in FVA for such Portfolio State:

          FVAx = ((Land Value for PSx as of the most recent Report Release Date ÷ Land Value for PSx for 2017) × 100) - 100

        For the avoidance of doubt, for the purposes of calculating FVAx, (i) the Land Value for PSx for 2017 shall be as reported in the Land Value Report that was published on August 3, 2017, or the 2017 Land Value Report, and (ii) the Land Value for PSx for 2024 shall be as reported in the 2024 Land Value Report, in each case, notwithstanding any future revisions to such value that may be included in the Land Value Report on subsequent Report Release Dates.

           (ii)  The "Cumulative FVA" is the sum of the seventeen (17) products of (A) the change in FVA for a given Portfolio State since the 2017 Land Value Report (expressed below as "FVAx" and, for any given Portfolio State, as calculated as described in paragraph (i) above) and (B) the relative weighting for a given Portfolio State (expressed below as "Wx") and, for any given Portfolio State, as set forth in the table in paragraph (iii) below), divided by 100 in order to be expressed as a percentage, which will be calculated promptly following each Report Release Date in accordance with the following equation:

          Cumulative FVA = ((FVA1 × W1) + (FVA2 × W2) + (FVA3 × W3) + ... (FVA17 × W17)) ÷ 100

         (iii)  The following relative weightings for each Portfolio State will be used in determining Cumulative FVA in accordance with paragraph (ii) above, as well as any Premium Amount:

Portfolio State	Weighting Factor
Illinois	34.344%
California	19.265%
South Carolina	6.892%
North Carolina	6.695%
Colorado	6.318%
Arkansas	5.776%
Nebraska	4.292%
Louisiana	4.275%
Florida	3.580%
Mississippi	2.037%
Georgia	1.923%
Michigan	1.451%
Texas	0.855%
Virginia	0.752%
South Dakota	0.696%
Kansas	0.484%
Alabama	0.365%

Total (17 Portfolio States)	100.0%

        The change in FVA for each Portfolio State since the 2017 Land Value Report will be included in the calculation of "Cumulative FVA" regardless of whether it is positive, negative or zero. The FVA Factor for any year will equal the product of Cumulative FVA (calculated as described above) for such year (expressed as a percentage) multiplied by a constant investor participation percentage of 50%. The FVA Amount, at any time it is measured, cannot be negative, so the liquidation preference per share of Series B Participating Preferred Stock will never be lower than $25.00.

        The NASS, the ASB and the USDA have historically released the Land Value Report for a given year in early August. Each year during which shares of Series B Participating Preferred Stock are outstanding, we will make available the annual measurement showing the aggregate FVA Amount per share of Series B Participating Preferred Stock for the then-current year based on the most recent Land Value Report. We will also provide updates and maintain such information on the "Investor Relations" page of our corporate website.

        If at any time prior to September 30, 2024, the NASS, the ASB and/or the USDA no longer publish the Land Value Report, or if the Land Value Report no longer covers one or more of the Portfolio States, we will promptly make a good faith selection of a publicly available alternative report, index or indices after examining publicly available reports and indices that are reasonably comparable to the Land Value Report to cover the Portfolio State or Portfolio States no longer covered by the Land Value Report. If we select an alternative source or sources, we will disclose the new source for calculating the FVA Amount and the Premium Amount on the "Investor Relations" page of our corporate website and in a Current Report on Form 8-K filed or furnished with the SEC. If a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the shares of Series B Participating Preferred Stock within 410 days after the date that the Land Value Report was last published, as described in "—Redemption—Redemption upon Absence of Suitable Indices Event" (in the case of a redemption) or as described in "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event" (in the case of a conversion). We refer to the absence of a suitable alternative source or sources herein as an Absence of Suitable Indices Event.

        The following table summarizes the Portfolio States at June 30, 2017 by the Weighting Factor, and the Weighting Factor is fixed while shares of the Series B Participating Preferred Stock remain outstanding.

        The following table also sets forth the historical percentage change in the FVA with respect to each of these Portfolio States for the period from 2010 to 2017 and the total weighted average percentage change in the FVA during that period. The table sets forth the methodology used to calculate the percentage change for each Portfolio State and the total weighted average percentage change for all Portfolio States using the Land Values for each Portfolio State. In order to measure the percentage change from 2010, the actual Land Value for each Portfolio State as of 2010 has been set at a baseline value of 100.0. For the subsequent periods, the table sets forth the change in the Land Value relative to the baseline value of 100.0. The information in this table is for illustrative purposes only, is historical and is not intended to predict future farmland value appreciation. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus supplement should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any FVA Amount or Premium Amount will accrue or be paid on the Series B Participating Preferred Stock."

		Land Value (Relative to 2010) as of								Percentage Change in FVA from 2010 to 2017
	Weighting Factor (1)
Portfolio State		2010 (2)	2011	2012	2013	2014	2015	2016	2017
Illinois	34.344%	100.0	122.6	144.1	167.7	161.7	161.3	159.1	157.0	57.0%
California	19.265%	100.0	98.5	107.5	109.0	109.0	114.9	117.9	129.9	29.9%
South Carolina	6.892%	100.0	100.0	100.0	98.3	103.8	103.8	103.4	103.4	3.4%
North Carolina	6.695%	100.0	108.2	108.2	110.2	109.2	109.0	107.7	107.7	7.7%
Colorado	6.318%	100.0	101.9	108.3	118.5	125.0	133.3	131.5	132.4	32.4%
Arkansas	5.776%	100.0	104.0	114.0	120.0	114.0	122.0	122.0	127.2	27.2%
Nebraska	4.292%	100.0	121.9	177.4	208.9	213.7	208.9	202.1	198.6	98.6%
Louisiana	4.275%	100.0	107.3	117.1	124.4	130.2	136.6	141.5	146.3	46.3%
Florida	3.580%	100.0	94.0	92.0	90.0	105.0	108.0	106.0	114.0	14.0%
Mississippi	2.037%	100.0	104.4	105.4	105.4	115.3	119.2	121.7	123.2	23.2%
Georgia	1.923%	100.0	97.4	89.7	92.3	84.6	83.8	87.2	91.0	–9.0%
Michigan	1.451%	100.0	105.5	116.4	131.5	128.8	134.2	131.5	131.5	31.5%
Texas	0.855%	100.0	107.4	110.4	111.0	113.5	119.0	120.2	128.2	28.2%
Virginia	0.752%	100.0	97.8	96.7	98.9	93.9	93.9	93.5	94.6	–5.4%
South Dakota	0.696%	100.0	119.6	152.2	195.7	225.0	252.2	244.6	237.0	137.0%
Kansas	0.484%	100.0	117.9	146.2	179.2	193.4	191.5	177.4	174.5	74.5%
Alabama	0.365%	100.0	97.6	95.2	95.2	123.8	125.2	128.6	131.0	31.0%

Total / Weighted Average	100.0%									38.8	% (3)

(1)
Based on the total unaudited book value of our properties in each Portfolio State as of June 30, 2017. These will be the Weighting Factors for measurement of Cumulative FVA and the Premium Amount and will at no time change as it relates to the Series B Participating Preferred Stock.

(2)
For the illustrative purposes of this table, the FVA has been indexed as of 2010 and, as such, a baseline index value of 100.0 has been assigned to each Portfolio State as of such year. The Land Values with respect to the other periods presented are relative measures calculated in relation to the baseline index value. The actual FVA will be indexed as of 2017. See the table on the following page for an illustration of how the FVA will be indexed as of 2017.

(3)
Represents the total weighted average percentage change in the FVA for the period from 2010 to 2017, based on the Portfolio State weighting percentages set forth above.

        The following table sets forth, for each of the Portfolio States (weighted by the Weighting Factor), the actual 2017 Land Values, which is the year from which FVA will be measured for purposes of calculating the FVA Amount. The 2017 Land Values are those that were included in the 2017 Land Value Report, which was published on August 3, 2017, notwithstanding any future revisions to such values that may be included in subsequent Land Value Reports. The table also sets forth the calculations performed in order to assign a baseline value of 100.0 for all Portfolio States as of 2017 for purposes of calculating the cumulative change in FVA for the Portfolio States relative to such date.

Portfolio State	Weighting Factor (1)	2017 Land Value (2)	Multiplier Applied to Establish Baseline Value (3)	Assigned Baseline Value (4)
Illinois	34.344%	$7,300	0.013699	100.0
California	19.265%	$8,700	0.011494	100.0
South Carolina	6.892%	$3,000	0.033333	100.0
North Carolina	6.695%	$4,450	0.022472	100.0
Colorado	6.318%	$1,430	0.069930	100.0
Arkansas	5.776%	$3,180	0.031447	100.0
Nebraska	4.292%	$2,900	0.034483	100.0
Louisiana	4.275%	$3,000	0.033333	100.0
Florida	3.580%	$5,700	0.017544	100.0
Mississippi	2.037%	$2,500	0.040000	100.0
Georgia	1.923%	$3,550	0.028169	100.0
Michigan	1.451%	$4,800	0.020833	100.0
Texas	0.855%	$2,090	0.047847	100.0
Virginia	0.752%	$4,350	0.022989	100.0
South Dakota	0.696%	$2,180	0.045872	100.0
Kansas	0.484%	$1,850	0.054054	100.0
Alabama	0.365%	$2,750	0.036364	100.0

(1)
Based on the total unaudited book value of our properties in each Portfolio State as of June 30, 2017. These will be the Weighting Factors for measurement of Cumulative FVA and the Premium Amount and will at no time change as it relates to the Series B Participating Preferred Stock.

(2)
Represents the 2017 Land Values as published in the 2017 Land Value Report for each Portfolio State. Such values will remain constant for purposes of calculating the FVA Amount, notwithstanding any revisions to the 2017 Land Values in subsequent Land Value Reports.

(3)
In order to index the 2017 Land Value for each Portfolio State (as set forth in the 2017 Land Value Report), which is the date from which the cumulative change in FVA will be measured for purposes of calculating the FVA Amount, the Land Value for each Portfolio State as of such date is being assigned a baseline index value of 100.0 by multiplying each by the multiplier indicated in the table above. The multipliers set forth above are presented solely for the purpose of indicating the numerical relationship between the actual Land Value for each of the Portfolio States and the indexed baseline value of 100.0 for such Portfolio States. The multipliers will remain constant throughout the term of the Series B Participating Preferred Stock and have not and will not be adjusted to reflect any revisions in subsequent Land Value Reports of the 2017 Land Values for each Portfolio State.

(4)
Equals the product of the actual 2017 Land Value for each Portfolio State, multiplied by the baseline multiplier for each Portfolio State.

        The following table illustrates how FVA, as measured in the Land Value Report, would be applied for purposes of determining the liquidation preference, dividend amounts and annual and total return for the Series B Participating Preferred Stock based on the following hypothetical assumptions:

  •
  That the shares of Series B Participating Preferred Stock were issued on September 30, 2017.

  •
  Constant annual FVA of 5%.

  •
  Dividend rate per annum of 10.00% for the period from and including September 30, 2024 until the Series B Participating Preferred Stock is no longer outstanding.

  •
  That during the period presented, there is no liquidation, dissolution or winding up of the Company and that we do not exercise our option to redeem or convert the Series B Participating Preferred Stock.

        The information in this table is for illustrative purposes only and is not intended to predict future farmland value appreciation, liquidation preferences, dividend amounts or return on investment. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus supplement should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any FVA Amount or Premium Amount will accrue or be paid on the Series B Participating Preferred Stock."

								Hypothetical Return %
					Hypothetical Cumulative Net FVA Amount
		Hypothetical Cumulative FVA	Investor Participation Percentage	Hypothetical FVA Factor		Hypothetical Liquidation Preference (1)	Hypothetical Dividend
Year	Date							Annual	Gross (2)
Offering	September 30, 2017	—				$25.00
Year 1 (3)	September 30, 2018	5.0%	50%	2.5%	$0.63	$25.63	$1.500	8.50	8.50
Year 2 (3)	September 30, 2019	10.0%	50%	5.0%	$1.25	$26.25	$1.500	8.50	17.00
Year 3 (3)	September 30, 2020	15.0%	50%	7.5%	$1.88	$26.88	$1.500	8.50	25.50
Year 4 (3)	September 30, 2021	20.0%	50%	10.0%	$2.50	$27.50	$1.500	8.50	34.00

Year 5 (4)	September 30, 2022	25.0%	50%	12.5%	$3.13	$28.13	$1.500	8.50	42.50
Year 6 (4)	September 30, 2023	30.0%	50%	15.0%	$3.75	$28.75	$1.500	8.50	51.00
Year 7 (4)	September 30, 2024	35.0%	50%	17.5%	$4.38	$29.38	$1.500	8.50	59.50

Year 8 (5)	September 30, 2025	40.0%	N/A		$4.38	$29.38	$2.938	11.75	71.25
Year 9 (5)	September 30, 2026	45.0%	N/A		$4.38	$29.38	$2.938	11.75	83.00
Year 10 (5)	September 30, 2027	50.0%	N/A		$4.38	$29.38	$2.938	11.75	94.75

(1)
Reflects the initial liquidation preference as increased by the hypothetical FVA Amount. The FVA Amount is subject to a cap such that the total internal rate of return, when considering the initial liquidation preference, the FVA Amount (if positive), plus the Premium Amount (if applicable and if positive), plus dividends (whether paid or accrued) to, but excluding, the date of redemption, conversion or liquidation, will not exceed 9.0%. The table does not reflect the payment of any Premium Amount, which may be applicable if we exercise our option to redeem or convert the Series B Participating Preferred Stock after September 30, 2021 but before September 30, 2024. On September 30, 2024, the FVA Amount will become fixed (based on the FVA Amount calculated based on the 2024 Land Value Report) and cease to accrue, and the dividend yield will increase to 10.00% per annum on the initial liquidation preference plus the FVA Amount (if positive). Such cap would apply (i) in the event of a liquidation, dissolution or winding up of the Company, (ii) if we exercise our option to redeem or convert the Series B Participating Preferred Stock prior to September 30, 2024 or (iii) on September 30, 2024, which is the date on which dividends begin to accrue on the initial liquidation preference plus the FVA Amount (if any). To illustrate the application of the cap, assuming constant annual FVA of 10% rather than 5%, and assuming that we have not redeemed or converted the Series B Participating Preferred Stock or liquidated, on September 30, 2024, the Hypothetical FVA Amount would be fixed at $6.90, reflecting a 9.0% internal rate of return.

(2)
Calculated as (A) cumulative dividends plus (i) for periods prior to September 30, 2024, the hypothetical accrued FVA Amount or (ii) for periods after September 30, 2024, the difference between the initial liquidation preference of $25.00 per share and the Adjusted Value (as defined below), in each case divided by (B) the initial liquidation preference of $25.00 per share of Series B Participating Preferred Stock.

(3)
Prior to October 1, 2021, shares of the Series B Participating Preferred Stock are not convertible or redeemable.

(4)
From and after October 1, 2021, shares of the Series B Participating Preferred Stock are redeemable and convertible at our option. See "—Redemption" and "—Conversion Rights."

(5)
From and after September 30, 2024, the FVA Amount will equal the FVA Amount calculated based on the 2024 Land Value Report, and will thereafter remain fixed at that amount. From and after September 30, 2024, a dividend rate of 10.00% per annum will be applied to the sum of the $25.00 initial liquidation preference plus the FVA Amount (if positive) calculated based on the 2024 Land Value Report.

Premium Amount

        If we exercise our option to redeem or convert the Series B Preferred Stock after September 30, 2021 and before September 30, 2024 as described below in "—Redemption—Redemption at Our Option" and "—Conversion Rights—Conversion at Our Option," we will pay a premium, or the Premium Amount, in addition to the initial liquidation preference, the FVA Amount (if positive) and all accrued and unpaid dividends. The Premium Amount will equal the product of (i) the $25.00 initial liquidation preference and (ii) the average change in Land Values in the Portfolio States over the immediately preceding four years for which a Land Value Report has been issued (based on the initial Land Values for such years included in such Land Value Reports), weighted by the Weighting Factor, multiplied by a constant investor participation percentage of 50% and prorated for the number of days between the most recent Report Release Date and the date immediately preceding the date of redemption or conversion. The Premium Amount, at any time it is measured, cannot be negative.

Cap on Total Return

        Until September 30, 2024, the amount payable upon any conversion, redemption or liquidation event will be subject to a cap, such that the total internal rate of return, when considering the initial liquidation preference, plus the FVA Amount (if positive), plus the Premium Amount (if applicable and if positive), plus all dividends (whether paid or accrued) to, but excluding, the date of such redemption, conversion or final distribution to holders in respect of a Liquidation Event, shall not exceed 9.0%. On September 30, 2024, the FVA Amount will become fixed (based on the FVA Amount calculated with respect to the year 2024) and cease to accrue, the Premium Amount will no longer be payable upon an optional redemption or conversion and the dividend yield will increase to 10.000% per annum on the initial liquidation preference plus the FVA Amount (if positive).

Redemption

  Redemption at Our Option

        We may not redeem the Series B Participating Preferred Stock until after September 30, 2021, except in limited circumstances relating to maintaining our qualification as a REIT, as described in "Restrictions on Ownership and Transfer" in the accompanying prospectus and pursuant to the special optional redemption provisions upon a change in control that are specified below.

        After September 30, 2021 but before September 30, 2024, we may redeem for cash all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock at a redemption price per share of Series B Participating Preferred Stock equal to the Final Liquidation Preference plus the Premium Amount (if applicable and if positive).

        At any time on or after September 30, 2024, we may redeem for cash all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock at a redemption price per share equal to the initial liquidation preference plus the FVA Amount (if positive) calculated based on the 2024 Land Value Report, plus any accrued but unpaid dividends. The initial liquidation preference of $25.00 plus the FVA Amount (if positive) calculated based on the 2024 Land Value Report is referred to as the Adjusted Value.

        There is no restriction on our ability to redeem shares of Series B Participating Preferred Stock while dividends are in arrearage.

  Special Redemption Option upon a Change of Control

        Upon the occurrence of a Change of Control (as defined below), we may redeem for cash all, but not less than all, of the shares of Series B Participating Preferred Stock within 120 days after the date on which such Change of Control occurred, by paying the special redemption price, which will equal the Final Liquidation Preference. If, prior to the Change of Control Conversion Date (as defined below under the caption "—Conversion Rights—Conversion upon a Change in Control"), we have provided or provide notice of redemption with respect to the Series B Participating Preferred Stock (whether pursuant to our optional redemption right, our special redemption option or pursuant to the right described under "—Redemption upon an Absence of Suitable Indices Event"), the holders of Series B Participating Preferred Stock will not be permitted to exercise the conversion right described below under "—Conversion Rights—Conversion upon a Change of Control."

        We will mail to you, if you are a record holder of the Series B Participating Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series B Participating Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the special redemption price;

  •
  a statement setting forth the calculation of such special redemption price;

  •
  the number of shares of Series B Participating Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series B Participating Preferred Stock are to be surrendered for payment of the special redemption price;

  •
  procedures for surrendering noncertificated shares of Series B Participating Preferred Stock for payment of the special redemption price;

  •
  that dividends on the shares of Series B Participating Preferred Stock to be redeemed will cease to accrue on such redemption date unless we fail to pay the special redemption price on such date;

  •
  that payment of the special redemption price will be made upon presentation and surrender of such shares of Series B Participating Preferred Stock;

  •
  that the shares of Series B Participating Preferred Stock are being redeemed pursuant to our special redemption option in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

  •
  that the holders of the shares of the Series B Participating Preferred Stock to which the notice relates will not be able to tender such shares of Series B Participating Preferred Stock for conversion in connection with the Change of Control and each share of Series B Participating Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        A "Change of Control" means, after the initial issuance of the Series B Participating Preferred Stock, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of the Company entitling that person to exercise more than 50% of the total voting power of all capital stock of the Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common stock (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

  Redemption upon an Absence of Suitable Indices Event

        If, following an Absence of Suitable Indices Event, we do not convert all of the outstanding shares of Series B Participating Preferred Stock in accordance with the provisions described under "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event," then we will redeem all of the then-outstanding shares of Series B Participating Preferred Stock for cash at a redemption price equal to the Final Liquidation Preference.

Conversion Rights

  Conversion at Our Option

        After September 30, 2021, we may convert all, but not less than all, of the then-outstanding shares of Series B Participating Preferred Stock into shares of our common stock. The conversion ratio for such one-time conversion will be determined by a formula and cannot be determined until four business days after the notice of conversion is issued.

        If such one-time conversion occurs after September 30, 2021 but before September 30, 2024, the formula for determining the conversion ratio per share of Series B Participating Preferred Stock will be the sum of (i) the initial liquidation preference, (ii) the FVA Amount for the relevant period (if the FVA Amount for such period is a positive number), (iii) the Premium Amount (if applicable and if positive) and (iv) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the 10-day volume-weighted average price, or the VWAP, of our common stock on the NYSE, as reported by Bloomberg Business News, if available, on the date the notice of conversion is issued.

        If such one-time conversion occurs on or after September 30, 2024, the formula for determining the conversion ratio will be (i) the Adjusted Value, plus any accrued and unpaid dividends to, but excluding, the conversion date, divided by (ii) the VWAP as reported by Bloomberg Business News, if available, on the date the notice of conversion is issued.

        If a VWAP is not available on Bloomberg Business News or a similar publication, then the volume-weighted average of the high and low trading prices of our common stock on the NYSE (or, if not listed on the NYSE, such other domestic securities exchange as our common stock is then listed or traded) calculated using the high and low prices (volume-weighted) as reported on Bloomberg Business News or a similar publication on the date the notice of conversion is issued shall be used in place of the VWAP for all purposes hereunder.

  Conversion upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of Series B Participating Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem the Series B Participating Preferred Stock as described above under "—Redemption—Special Redemption Option upon a Change of Control") to convert some or all of the Series B Participating Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Participating Preferred Stock to be converted equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of (x) the initial liquidation preference, plus (y) the FVA Amount for the relevant period (if the FVA Amount for such period is a positive number), plus (z) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Participating Preferred Stock dividend payment for which dividends have been declared and prior to the corresponding Series B Participating Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series B Participating Preferred Stock to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Common Stock Price (as defined below); and

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  5.72082 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

        The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of shares of our common stock), subdivisions or combinations (in each case, a "Stock Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Stock Split.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series B Participating Preferred Stock will receive upon conversion of such Series B Participating Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration. The Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the Conversion Consideration.

        If the holders of our common stock have the opportunity to elect the form of consideration to be received upon a Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the shares of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable upon such Change of Control.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Participating Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date and time by which the holders of Series B Participating Preferred Stock may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Stock Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the shares of Series B Participating Preferred Stock, holders will not be able to convert shares of Series B Participating Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Participating Preferred Stock;

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  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of Series B Participating Preferred Stock must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on the "Investor Relations" page of our corporate website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Participating Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series B Participating Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series B Participating Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

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  the relevant Change of Control Conversion Date;

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  the number of shares of Series B Participating Preferred Stock to be converted; and

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  that the Series B Participating Preferred Stock is to be converted pursuant to the Change of Control Conversion Right Series B Participating Preferred Stock.

        The "Change of Control Conversion Date" is the date on which the shares of Series B Participating Preferred Stock are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Participating Preferred Stock.

        The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which shares of our common stock are then traded, or (y) the average of the last quoted bid prices for shares of our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

  Conversion upon an Absence of Suitable Indices Event

        If, following an Absence of Suitable Indices Event, we do not redeem all of the outstanding shares of Series B Participating Preferred Stock in accordance with the provisions described under "—Redemption—Redemption upon an Absence of Suitable Indices Event," then we will convert all of the shares of Series B Participating Preferred Stock into shares of our common stock, at a conversion ratio per share of Series B Participating Preferred Stock equal to the sum of (i) the initial liquidation preference, (ii) the FVA Amount for the relevant period (if the FVA Amount for such period is a positive number) and (iii) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the VWAP, as reported by Bloomberg Business News, if available, on the day the notice of conversion is issued.

        If a VWAP is not available on Bloomberg Business News or a similar publication, then the volume-weighted average of the high and low trading prices of our common stock on the NYSE (or, if not listed on the NYSE, such other domestic securities exchange as our common stock may be listed or traded) calculated using the high and low prices (volume-weighted) as reported on Bloomberg Business News or a similar publication on the date the notice of conversion is issued shall be used in place of the VWAP for all purposes hereunder.

  Fractional Shares; Delivery of Common Stock

        Upon conversion of shares of Series B Participating Preferred Stock, whether pursuant to the rights described under "—Conversion at Our Option," "—Conversion upon a Change of Control" or "—Conversion upon an Absence of Suitable Indices Event," we will deliver the shares of our common stock due upon conversion as soon as practicable on or after, but in no event later than the fourth business day after, the conversion date or Change of Control Conversion Date, as applicable. However, on the conversion date or Change of Control Conversion Date, as applicable, the holder to whom the shares of our common stock due upon conversion are to be issued will be deemed to be a holder of record of such shares of common stock.

        We will not issue fractional shares of our common stock upon the conversion of the shares of Series B Participating Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the VWAP for a conversion at our option or the Common Stock Price for a conversion upon a Change of Control, as applicable.

Power to Increase or Decrease Authorized Shares and Issue Additional Shares of Our Common and Preferred Stock

        Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares, will be available for issuance without further action by our stockholders (including holders of the Series B Participating Preferred Stock), unless such action is required by applicable law, the terms of any other class or series of shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our shareholders or otherwise be in their best interests.

Listing

        We intend to apply to list the Series B Participating Preferred Stock on the NYSE under the symbol "FPI PR B." If the listing application is approved, we expect trading of the Series B Participating Preferred Stock to commence within 30 days after initial delivery of the shares.

Transfer Agent and Registrar

        We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our Series B Participating Preferred Stock.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The accompanying prospectus, as amended and supplemented as of the date hereof (including herein and by the Form 8-K filed by the Company on August 9, 2016), describes the current material U.S. federal income tax considerations that a prospective investor may consider relevant in connection with the acquisition, ownership and disposition of our common stock and our election to be taxed as a REIT. The following discussion supplements, and should be read in conjunction with, such description and summarizes additional material U.S. federal income tax considerations particular to the acquisition, ownership and disposition of our Series B Participating Preferred Stock. As used in this section, the terms "we" and "our" refer solely to Farmland Partners Inc. and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes.

        This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under "—Taxation of Tax-Exempt Stockholders"), financial institutions, broker-dealers, persons subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under "—Taxation of Non-U.S. Stockholders") and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our Series B Participating Preferred Stock as a "capital asset" for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are based on the current U.S. federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        We urge you to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our Series B Participating Preferred Stock. Specifically, you should consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Taxable U.S. Stockholders

        For purposes of this discussion, the term "U.S. stockholder" means a beneficial owner of our Series B Participating Preferred Stock that, for U.S. federal income tax purposes, is:

  •
  an individual citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement taxed as a partnership for U.S. federal income tax purposes (a "partnership") holds our Series B Participating Preferred Stock, the U.S. federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. Partnerships and their owners should consult their tax advisors regarding the consequences of the ownership and disposition of our Series B Participating Preferred Stock by the partnership.

        Distributions.    Distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends will be ordinary dividend income to taxable U.S. stockholders. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. For purposes of determining whether distributions to holders of Series B Participating Preferred Stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred stock (including the Series B Participating Preferred Stock) and then to our common stock. Our ordinary dividends generally will not qualify for the preferential long-term capital gain tax rate applicable to "qualified dividends" unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by us from non-REIT corporations, such as any TRSs, or (ii) income recognized by us and on which we have paid U.S. federal corporate income tax. We do not expect a meaningful portion of our ordinary dividends to be eligible for taxation as qualified dividends.

        Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

        Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our Series B Participating Preferred Stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay U.S. federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the U.S. federal corporate income tax we paid. The U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal corporate income tax we paid.

        A U.S. stockholder will not incur U.S. federal income tax on a distribution by us in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis in the U.S. stockholder's shares in respect of which the distribution was made. Instead, the distribution will reduce the U.S. stockholder's adjusted basis in those shares. The excess of any distribution to a U.S. stockholder over both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain and long-term capital gain if the stock has been held for more than one year.

        We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

        Redemption of our Series B Participating Preferred Stock.    The treatment accorded to any redemption by us for cash of our Series B Participating Preferred Stock (as distinguished from a sale, exchange or other disposition) to a holder of such stock can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a U.S. stockholder of our Series B Participating Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the holder of such stock upon the redemption and such holder's adjusted tax basis in the Series B Participating Preferred Stock if such redemption (i) results in a "complete termination" of the holder's interest in all classes of our stock under the Code, or (ii) is "not essentially equivalent to a dividend" with respect to the holder of the Series B Participating Preferred Stock under the Code, or (iii) is a "substantially disproportionate" redemption with respect to the stockholder under the Code. In applying these tests, there must be taken into account not only the Series B Participating Preferred Stock being redeemed, but also such holder's ownership of other classes of our stock and any options (including share purchase rights) to acquire any of the foregoing. The holder of our Series B Participating Preferred Stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in the Code.

        If the holder of Series B Participating Preferred Stock owns (actually or constructively) none of our voting stock, or owns an insubstantial amount of our voting stock, based upon current law, the redemption of Series B Participating Preferred Stock from such a holder likely would be considered "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of our Series B Participating Preferred Stock intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. Satisfaction of the "substantially disproportionate" and "complete termination" exceptions is dependent upon compliance with the respective objective tests set forth in sections 302(b)(2) and 302(b)(3) of the Code. A distribution to a holder of Series B Participating Preferred Stock will be "substantially disproportionate" if the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately following the redemption of the preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the redemption, and immediately following the redemption the stockholder actually and constructively owns less than 50% of the total combined voting power of the Trust. Because our Series B Participating Preferred Stock is

nonvoting stock, a stockholder would have to reduce such holder's holdings (if any) in our classes of voting stock to satisfy this test.

        If the redemption does not meet any of the tests described above, then the redemption proceeds received from our Series B Participating Preferred Stock will be treated as a distribution on our stock as described above. If the redemption of a U.S. stockholder's Series B Participating Preferred Stock is taxed as a dividend, the adjusted basis of such holder's redeemed stock will be transferred to any other stock held by the holder. If the holder owns no other stock of our equity stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. With respect to a redemption of our Series B Participating Preferred Stock that is treated as a distribution on our stock, the IRS has proposed Treasury Regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis, which could result in taxable gain with respect to some stock, even though the holder's aggregate basis for the stock would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury Regulations would not permit the transfer of basis in the redeemed Series B Participating Preferred Stock to the remaining stock of our equity stock held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series B Participating Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury Regulations will ultimately be finalized. If a redemption or repurchase of stock of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions" below.

        Constructive Distributions.    The terms of the Series B Participating Preferred Stock provide that such Series B Participating Preferred Stock may be redeemed for cash, at our option, on or after October 1, 2021. The redemption price of the Series B Participating Preferred Stock may exceed the price at which such stock was issued (we refer to such excess as a "redemption premium") as the redemption price takes into account the liquidation preference (including the FVA Amount). If the Series B Participating Preferred Stock is subject to a redemption premium and we have the right to redeem the stock, and such redemption is deemed more likely than not to occur under applicable Treasury Regulations at the time of its issuance, then the entire amount of the redemption premium may be treated as being distributed to the holder of such stock, on an economic accrual basis, over the period from issuance of such stock until the date the stock is first redeemable (we refer to such deemed distribution as a "constructive distribution"). However, if, under the terms of Treasury Regulation Section 1.305-5(b)(3)(i), based on all the facts and circumstances as of the issue date, redemption pursuant to our right to redeem is not more likely than not to occur, then the amount of the redemption premium should not be treated as a constructive distribution to the holders of the Series B Participating Preferred Stock. Based on the terms of the Series B Participating Preferred Stock and our view that it is not more likely than not that we will exercise the right to redeem the Series B Participating Preferred Stock for cash, we intend to take the position that Treasury Regulation Section 1.305-5(b)(3)(i) should apply and that the redemption premium will not be treated as a constructive distribution to the holders of the Series B Participating Preferred Stock. However, there can be no assurance that the IRS might not successfully contend otherwise, in which case the holders of our Series B Participating Preferred Stock could be required to accrue additional dividend income attributable to the redemption premium over the period during which they hold the Series B Participating Preferred Stock.

        Generally, a U.S. stockholder's tax basis in the Series B Participating Preferred Stock will be increased to the extent any constructive distribution is treated as a dividend, as described above. Any taxable deemed distribution will be included in such stockholder's income in the same manner as an actual distribution received by such stockholder as discussed under "—Distributions" above.

        Conversion of Our Series B Participating Preferred Stock into Common Stock.    The terms of the Series B Participating Preferred Stock provide that the Series B Participating Preferred Stock may be converted into common stock, at our option, on or after October 1, 2021. A U.S. stockholder generally should not recognize gain or loss upon the conversion of our Series B Participating Preferred Stock into our common stock (as distinguished from a redemption by us for cash as discussed in "—Redemptions of our Series B Participating Preferred Stock" above) provided that no part of the conversion consideration is attributable to accumulated and unpaid dividends, and cash is not paid in lieu of fractional stock. In this regard, because, pursuant to Section 317(b) of the Code, the common stock to be issued on the conversion does not constitute property for purposes of Section 305 of the Code, the conversion should not be treated as a redemption and the redemption premium accrual rules under Section 305(c) of the Code and the Treasury Regulations promulgated thereunder should not apply. However, any common stock received in a conversion that is attributable to dividends in arrears (including dividends accumulated since the most recent dividend payment date before the conversion date) on the converted Series B Participating Preferred Stock will be treated as a distribution on our stock as described in "—Distributions." In addition, cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share. See "—Dispositions."

        The conversion ratio of the Series B Participating Preferred Stock is determined by a formula that is based, in part, on farm price appreciation and could result in the holders receiving more common stock on conversion than they would otherwise receive without such appreciation. Such formula may increase the risk of a deemed stock dividend pursuant to Section 305(c) of the Code and Treasury Regulation Section 1.305-7. Under Section 305(c) of the Code and Treasury Regulation Section 1.305-7(a), a change in conversion ratio that has the effect of increasing a U.S. stockholder's proportionate interest in our assets or earnings may result in a constructive distribution to such holder. Under Section 305(c) of the Code and Treasury Regulation Section 1.305-7(c), the IRS may characterize a conversion price determined by a formula which considers farm price appreciation as such a change in conversion ratio.

        We intend to take the position that there is not a change in conversion ratio described by Section 305(c) of the Code because (i) the conversion price is determined by a formula that produces fluctuating results over time based on economic conditions beyond the control of the issuer or the holder, (ii) the actual conversion price cannot be determined until the time of the conversion, (iii) there can be only one conversion and (iv) in limited circumstances except upon the occurrence of a "change of control," the conversion may not be made at the request of the holder but only in the discretion of the issuer. Because a conversion of the Series B Participating Preferred Stock is not pursuant to a plan to periodically increase a stockholder's proportionate interest in our assets or earnings and profits, we further intend to take the position that the conversion itself will not result in a deemed distribution under Section 305(c) of the Code except to the extent the common stock received is attributable to dividends in arrears on the converted Series B Participating Preferred Stock.

        If the IRS successfully contended a change in conversion ratio occurred under Section 305(c), the holders of the Series B Participating Preferred Stock could be required to accrue additional dividend income with respect to the Series B Participating Preferred Stock in addition to the cash dividends paid from time to time with respect to such stock. Generally, a U.S. stockholder's tax basis in the Series B Participating Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend. Any taxable deemed distribution will be included in such stockholder's income in the same manner as an actual distribution received by such stockholder as discussed under "—Distributions," although the timing and amount of any such inclusion is unclear, given that the formula amount fluctuates over time and becomes fixed only at the time of the conversion.

        A U.S. stockholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series B Participating Preferred Stock except basis will be reduced by the portion of adjusted tax basis allocated to any deemed fractional common stock exchanged for cash. Common stock attributable to accrued and unpaid dividends will have a fair market value basis.

        U.S. holders of our Series B Participating Preferred Stock should consult with their respective tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. stockholder exchanges common stock received on a conversion of Series B Participating Preferred Stock for cash or other property.

        Dispositions.    In general, if a U.S. stockholder sells or otherwise disposes of its Series B Participating Preferred Stock in a taxable transaction (other than a redemption), the U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received in such disposition and (ii) the U.S. stockholder's adjusted tax basis in such Series B Participating Preferred Stock.

        Such gain or loss generally will be long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year and short-term capital gain or loss otherwise. However, a U.S. stockholder must treat any loss on a sale or exchange of our Series B Participating Preferred Stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our Series B Participating Preferred Stock may be disallowed if the U.S. stockholder purchases other shares of our Series B Participating Preferred Stock within 30 days before or after the disposition. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year.

        Other Considerations.    U.S. stockholders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our Series B Participating Preferred Stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any "passive activity losses" against such income. In addition, taxable distributions from us and gain from the disposition of our Series B Participating Preferred Stock generally will be treated as investment income for purposes of the investment interest limitations.

        Tax Rates.    The maximum U.S. federal income tax rate on ordinary income and short-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 39.6%, and the maximum U.S. federal income tax rate on long-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 20%. However, the maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as a capital gain dividend (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of "section 1250 property."

        Additional Medicare Tax.    Certain U.S. stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts, or "qualified trusts," and individual retirement accounts and annuities, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their "unrelated business taxable income," or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of our Series B Participating Preferred Stock with debt, a portion of the distribution that it received from us would constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

        Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

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  we are classified as a "pension-held REIT"; and

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  the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

        We will be classified as a "pension-held REIT" if:

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

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  either: (i) one qualified trust owns more than 25% of the value of our stock; or (ii) a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

        As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a "pension-held REIT," and, therefore, the tax treatment described in this paragraph is unlikely to apply to our stockholders. However, because shares of our Series B Participating Preferred Stock are publicly traded, we cannot guarantee this will always be the case.

        Prospective stockholders who are tax-exempt organizations should consult with their tax-advisors regarding the tax consequences of investing in our Series B Participating Preferred Stock.

Taxation of Non-U.S. Stockholders

        For purposes of our discussion, the term "non-U.S. stockholder" means a beneficial owner of our Series B Participating Preferred Stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders, including nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, are complex. This section is only a summary of certain of those rules.

        We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our Series B Participating Preferred Stock, including any reporting requirements.

        Distributions.    Distributions to a non-U.S. stockholder (i) out of our current and accumulated earnings and profits, (ii) not attributable to gain from our sale or exchange of a "United States real property interest," or a USRPI, and (iii) not designated by us as a capital gain dividend will be subject to a withholding tax at a rate of 30% unless:

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  a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), to us evidencing eligibility for that reduced rate; or

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  the non-U.S. stockholder submits an IRS Form W-8ECI (or any applicable successor form) to us claiming that the distribution is income effectively connected to a U.S. trade or business of such stockholder.

        A non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business in the same manner as a U.S. stockholder. In addition, a corporate non-U.S. stockholder may be subject to a 30% branch profits tax with respect to any such distribution.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if such excess does not exceed such non-U.S. stockholder's adjusted basis in our Series B Participating Preferred Stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder's adjusted basis in our Series B Participating Preferred Stock. The excess of a distribution over both our current and accumulated earnings and profits and the non-U.S. stockholder's adjusted basis in our Series B Participating Preferred

Stock will be taxed, if at all, as gain from the sale or disposition of our Series B Participating Preferred Stock. See "—Dispositions" below. Under FIRPTA (discussed below), we may be required to withhold 10% of the portion of any distribution that exceeds our current and accumulated earnings and profits.

        Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution. To the extent that we do not do so, we nevertheless may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. A non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated like income effectively connected with the conduct of a U.S. trade or business, generally are subject to U.S. federal income taxation in the same manner and at the same rates applicable to U.S. stockholders and, with respect to corporate non-U.S. stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the non-U.S. stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

        We have applied to list the Series B Participating Preferred Stock on NYSE and, therefore, expect our Series B Participating Preferred Stock will be regularly traded on an established securities market in the United States. If our Series B Participating Preferred Stock does not become or ceased to be regularly traded on an established securities market in the United States or if a non-U.S. stockholder owned more than 10% of our outstanding Series B Participating Preferred Stock at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder attributable to our sales of USRPIs would be subject to tax under FIRPTA. Unless you are a "qualified stockholder" or a "qualified foreign pension fund" (both as defined in the Code and described below), we are required to withhold 35% of any distribution to a non-U.S. stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability.

        A distribution to a non-U.S. stockholder attributable to capital gains from the sale or exchange of non-USRPIs will not be subject to U.S. federal income taxation unless:

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  such distribution is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, in which case such distribution generally would be subject to U.S. federal income taxation in the same manner and at the same rates applicable to U.S. stockholders and, with respect to corporate non-U.S. stockholders, may be subject to a 30% branch profits tax; or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder generally will bet subject to a 30% tax on its capital gains.

        In addition, distributions to "qualified stockholders" (generally, certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements) are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds," or entities all of the interests of which are held by "qualified foreign pension funds," are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

        Although not free from doubt, amounts we designate as retained capital gains in respect of the Series B Participating Preferred Stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

        We have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules.

        Redemption of Our Series B Participating Preferred Stock.    For a discussion of the general characterization of a redemption of our Series B Participating Preferred Stock, see "Taxation of U.S. Stockholders—Redemption of our Series B Participating Preferred Stock." If a redemption does not meet any of the tests described in that section, the redemption proceeds received from our Series B Participating Preferred Stock will be treated as a distribution on our stock as described above. If a redemption or repurchase of stock of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described below under "—Dispositions."

        Constructive Distributions.    For a discussion of the general risk of constructive distributions on our Series B Participating Preferred Stock, see "Taxation of U.S. Stockholders—Constructive Distributions." Any taxable deemed distribution will be included in such stockholder's income in the same manner as an actual distribution received by such stockholder as described above.

        Conversion of Our Series B Participating Preferred Stock into Common Stock.    The terms of the Series B Participating Preferred Stock provide that the Series B Participating Preferred Stock may be converted into common stock at our option, on or after October 1, 2021. A non-U.S. stockholder generally should not recognize gain or loss upon the conversion of our Series B Participating Preferred Stock into our common stock provided that no part of the conversion consideration is attributable to accumulated and unpaid dividends, cash is not paid in lieu of fractional shares, and our Series B Participating Preferred Stock do not constitute a USRPI.

        For a discussion of the general risk that a conversion of our Series B Participating Preferred Stock could be treated as a redemption or result in a constructive distribution, see "Taxation of U.S. Stockholders—Conversion of our Series B Participating Preferred Stock into Common Stock." A non-U.S. stockholder could also recognize gain or loss upon the conversion of our Series B Participating Preferred Stock into our common stock if our Series B Participating Preferred Stock constitutes a USRPI and our common stock did not constitute a USRPI. See

"—Dispositions" below. However, gain would not be recognized if our Series B Participating Preferred Stock also constitutes a USRPI provided certain reporting requirements are satisfied.

        A non-U.S. stockholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series B Participating Preferred Stock except basis will be reduced by the portion of adjusted tax basis allocated to any deemed fractional share of common stock exchanged for cash or adjusted to the extent that a non-U.S. stockholder's disposition of the Series B Participating Preferred Stock is treated as a disposition of a USRPI.

        Non-U.S. holders of our Series B Participating Preferred Stock should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges common stock received on a conversion of Series B Participating Preferred Stock for cash or other property.

        Dispositions.    Non-U.S. stockholders may incur tax under FIRPTA with respect to gain recognized on a disposition of our Series B Participating Preferred Stock unless one of the applicable exceptions described below applies. Any gain subject to tax under FIRPTA generally will be taxed in the same manner as it would be in the hands of U.S. stockholders, except that corporate non-U.S. stockholders also may be subject to a 30% branch profits tax. In addition, the purchaser of such Series B Participating Preferred Stock could be required to withhold 15% of the purchase price for such stock and remit such amount to the IRS.

        Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our Series B Participating Preferred Stock as long as, at all times during a specified testing period, we are "domestically controlled," i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5% of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, if our Series B Participating Preferred Stock is "regularly traded" on an established securities market, a non-U.S. stockholder that owned, actually or constructively, 10% or less of our outstanding Series B Participating Preferred Stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of our Series B Participating Preferred Stock. Our Series B Participating Preferred Stock is currently "regularly traded" on an established securities market. Accordingly, we expect that a non-U.S. stockholder that has not owned more than 10% of our Series B Participating Preferred Stock at any time during the five-year period prior to such sale will not incur tax under FIRPTA on gain from a sale of our Series B Participating Preferred Stock.

        In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our Series B Participating Preferred Stock, a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of such Series B Participating Preferred Stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that Series B Participating Preferred Stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such Series B Participating Preferred Stock is "regularly traded" and the non-U.S. stockholder did not own more than 10% of the Series B Participating Preferred

Stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        In addition, dispositions of our Series B Participating Preferred Stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our Series B Participating Preferred Stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our Series B Participating Preferred Stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

        A non-U.S. stockholder generally will incur tax on gain from a disposition of our Series B Participating Preferred Stock not subject to FIRPTA if:

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  the gain is effectively connected with the conduct of the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder generally will incur a 30% tax on its capital gains.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI (or any applicable successor form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the stockholder is a "U.S. person" that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our Series B Participating

Preferred Stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

FATCA

        The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our Series B Participating Preferred Stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our Series B Participating Preferred Stock.

        If withholding is required under FATCA on a payment related to our Series B Participating Preferred Stock, holders of our Series B Participating Preferred Stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Stockholders should consult their own tax advisors regarding the effect of FATCA on an investment in our Series B Participating Preferred Stock.

Legislative Updates

        If we acquire any asset from a corporation that is or has been a C-corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during a period that is generally five years beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State and Local Taxes

        We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our Series B Participating Preferred Stock.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the shares of Series B Participating Preferred Stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Series B Participating Preferred Stock indicated in the following table. Raymond James & Associates, Inc. and Jefferies LLC are the representatives of the underwriters.

Underwriter	Number of Shares
Raymond James & Associates, Inc.	2,625,000
Jefferies LLC	2,625,000

Total	5,250,000

        The underwriters are committed to take and pay for all of the shares of Series B Participating Preferred Stock being offered, if any are taken, other than the shares of Series B Participating Preferred Stock covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 787,500 shares of Series B Participating Preferred Stock from us to cover sales by the underwriters of a greater number of shares of Series B Participating Preferred Stock than the total number set forth in the table above. They may exercise that option for 30 days after the date of the underwriting agreement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares of Series B Participating Preferred Stock in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 787,500 additional shares of Series B Participating Preferred Stock.

  Paid by the Company:

	No Exercise	Full Exercise
Per Share	$1.0625	$1.0625
Total	$5,578,125.00	$6,414,843.75

        Shares of Series B Participating Preferred Stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.6375 per share from the public offering price. After the public offering of the Series B Participating Preferred Stock, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Subject to certain exceptions, we have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we will not, during the period ending 30 days after the date of this prospectus supplement:

  •
  directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Series B Participating Preferred Stock, any securities convertible into or exercisable or exchangeable for Series B Participating Preferred Stock or any substantially similar securities, or file any registration statement under the Securities Act with respect to any of the foregoing; or

  •
  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Participating Preferred Stock, whether any such swap or transaction described in above is to be settled by delivery of Series B Participating Preferred Stock or such other securities, in cash or otherwise.

        The representatives, in their sole discretion, may release us from the restrictions described above in whole or in part at any time with or without notice.

        Prior to this offering, there has been no public market for the Series B Participating Preferred Stock. The public offering price has been negotiated among us and the representatives. Among the factors to be considered in determining the public offering price of the shares, in addition to prevailing market conditions, will be our historical performance, estimates of the business potential and our earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

        We intend to file an application to list the shares of Series B Participating Preferred Stock sold in the offering on the NYSE under the symbol "FPI PR B." If the listing application is approved, we expect trading of the Series B Participating Preferred Stock to commence within 30 days after initial delivery of the shares. The underwriters have advised us that they intend to make a market in the Series B Participating Preferred Stock prior to commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Participating Preferred Stock.

        In connection with the offering, the underwriters may purchase and sell shares of Series B Participating Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Participating Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Series B Participating Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. A penalty bid occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of Series B Participating Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series B Participating Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series B Participating Preferred Stock. As a result, the price of the Series B Participating Preferred Stock may be higher than the price that otherwise might exist in the open market absent such activities. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000. We have also agreed to reimburse the underwriters for portions of their expenses in an amount up to $20,000 as set forth in the underwriting agreement.

        We and our Operating Partnership have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

        We expect that delivery of the Series B Participating Preferred Stock will be made against payment thereof on or about August 17, 2017, which will be the fifth business day following the pricing of the Series B Participating Preferred Stock (such settlement cycle being herein referred to as "T + 5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series B Participating Preferred Stock on the date of pricing or the next three business days will be required, by virtue of the fact that the Series B Participating Preferred Stock initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of Series B Participating Preferred Stock who wish to trade shares of Series B Participating Preferred Stock on the date of pricing of the shares of Series B Participating Preferred Stock sold in this offering or the next three business days should consult their own advisor.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

  Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Canada

        The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares of Series B Participating Preferred Stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Series B Participating Preferred Stock without disclosure to investors under Chapter 6D of the Corporations Act.

        The Series B Participating Preferred Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Series B Participating Preferred Stock must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

  Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of Series B Participating Preferred Stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Series B Participating Preferred Stock offered should conduct their own due diligence on the Series B Participating Preferred Stock. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

  Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the Series B Participating Preferred Stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

        The validity of the shares of our Series B Participating Preferred Stock offered by this prospectus supplement and the accompanying prospectus and certain U.S. federal income tax matters will be passed upon for us by Morrison & Foerster LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

        The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and related financial statement schedule of American Farmland Company and its subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015 incorporated by reference in this prospectus supplement by reference to the Current Report on Form 8-K of Farmland Partners Inc. dated November 18, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on November 18, 2016, January 31, 2017, February 3, 2017, February 16, 2017, February 21, 2017, April 4, 2017 and May 4, 2017;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2017;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 3, 2015; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

        To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by us, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request for a copy of any such documents should be addressed to Farmland Partners Inc., 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, Attention: Corporate Secretary.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

        We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  Shares of our common stock, $0.01 par value per share, or our common stock;

  •
  Shares of our preferred stock, $0.01 par value per share, or our preferred stock;

  •
  Depositary shares representing our preferred stock, or depositary shares;

  •
  Warrants to purchase our common stock, preferred stock or depositary shares; and

  •
  Rights to purchase our common stock.

        We refer to our common stock, preferred stock, depositary shares, warrants and rights registered hereunder collectively as the "securities." We may offer these securities with an aggregate initial public offering price of up to $300,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

        We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

        We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" beginning on page 44. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        Our common stock is listed on the NYSE MKT, under the symbol "FPI." On May 11, 2015, the last reported sale price of our common stock on the NYSE MKT was $11.59. Our corporate offices are located at 8670 Wolff Court, Suite 240, Westminster, Colorado 80031 and our telephone number is (720) 452-3100. On or about June 1, 2015 we expect to move our corporate offices to 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237.

        See "Risk Factors" beginning on page 3 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 14, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in "Incorporation of Certain Information by Reference" below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        Unless the context requires otherwise, references in this prospectus to "we," "our," "us" and "our company" refer to Farmland Partners Inc., a Maryland corporation, together with our consolidated subsidiaries, including Farmland Partners Operating Partnership, LP, a Delaware limited partnership, or our Operating Partnership, of which we are the sole member of the sole general partner.

FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus and the documents incorporated by reference herein that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). These forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, future events, financial condition or performance, expectations, competitive environment, availability of resources, regulation, liquidity, results of operations, strategies, plans and objectives. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance, as well as statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

  •
  our business strategy;

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  our projected operating results;

  •
  our ability to obtain future financing arrangements;

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  our understanding of our competition;

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  market trends;

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  our compliance with tax laws; and

  •
  use of the net proceeds from any future offering.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information available to us at the time those statements are made or management's good faith belief as of that time with respect to future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled "Risk Factors" on page 3 of this prospectus and under Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the year ended December 31, 2014 and in other documents that we may file from time to time in the future with the SEC. You should carefully consider these risks before you make an investment decision with respect to the securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

  •
  general volatility of the capital markets and the market price of our common stock;

  •
  changes in our business strategy;

  •
  availability, terms and deployment of capital;

  •
  availability of qualified personnel;

  •
  changes in our industry, interest rates or the general economy;

  •
  the degree and nature of our competition;

  •
  our ability to identify and close on additional acquisitions; and

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a "real estate investment trust," or REIT, for U.S. federal income tax purposes.

        Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

 OUR COMPANY

        We are an internally managed real estate company incorporated in Maryland that owns and seeks to acquire high-quality primary crop farmland located in agricultural markets throughout North America. The substantial majority of the farms in our portfolio are devoted to primary crops, such as corn, soybeans and wheat, because we believe primary crop farmland is likely to provide attractive risk-adjusted returns over time through a combination of stable rental income generation and value appreciation. As of March 31, 2015, we owned 93 farms with approximately 49,345 total acres, including 33 farms in Illinois, 22 farms in Colorado, 16 farms in Nebraska, 8 farms in Arkansas, 8 farms in South Carolina, 2 farms in Louisiana, 2 farms in Kansas and 2 farms in Mississippi.

        We intend to continue to acquire additional farmland to achieve scale in our portfolio and to diversify our portfolio by geography, crop type and tenant. While our principal investment focus is on farmland that is suitable for primary crops, which include grains (such as corn, wheat and rice), oilseeds (such as soybeans and rapeseed), forage crops (such as alfalfa, grass hay and corn silage) and cotton, in the future we may diversify into farmland suitable for other annual crops, such as fresh produce, peanuts and biofuel feedstocks, as well as permanent crops, such as oranges and almonds. We also may acquire properties related to farming, such as grain storage facilities, grain elevators, feedlots, processing plants and distribution centers, as well as livestock farms or ranches.

        Our principal source of revenue is rent from tenants that conduct farming operations on our farmland. The majority of the leases that are in place as of the date of this prospectus have fixed annual rental payments and provide that 100% of the annual rent is due and payable in advance of each spring planting season. Some of our leases have variable rents based on the revenue generated by our farm-operator tenants. We believe that this mix of fixed and variable rents will help insulate us from the variability of farming operations and reduce our credit-risk exposure to farm-operator tenants, while making us an attractive landlord in certain regions where variable leases are customary. However, we may be exposed to tenant credit risk and farming operation risks, particularly with respect to leases that do not require advance payment of 100% of the annual rent, leases for which the rent is based on a percentage of a farm's revenues and leases with terms greater than one year.

        All of our assets are held by, and our operations are primarily conducted through, our Operating Partnership and its wholly owned subsidiaries and, as of March 31, 2015, we owned 80.0% of the units of limited partnership interest in our Operating Partnership, or OP units. We intend to elect to be taxed as REIT for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2014.

        Our executive offices are located at 8670 Wolff Court, Suite 240, Westminster, Colorado 80031. Our telephone number at our executive offices is (720) 452-3100 and our corporate website is www.farmlandpartners.com. On or about June 1, 2015, we expect to move our corporate offices to 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

        You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the other information contained in this prospectus before deciding to invest in our securities.

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of securities pursuant to this prospectus to our Operating Partnership in exchange for units of limited partnership interest in our Operating Partnership, or OP units. Our Operating Partnership will subsequently use the net proceeds from the sale of securities under this prospectus to potentially acquire additional properties and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities, in each case, in a manner that is consistent with maintaining our qualification as a REIT.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preference dividends for us (referred to in the table as "The Company") and our predecessor (referred to in the table as "The Predecessor"), as applicable, for each of the years ended December 31, 2014, 2013 and 2012. For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings have been calculated by adding fixed charges to pre-tax income from continuing operations before minority interests and capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. The information below is presented on an unaudited basis.

	The Company		The Predecessor
	Three Months Ended March 31, 2015	Year Ended December 31, 2014(1)	Year Ended December 31, 2013	Year Ended December 31, 2012
Ratio of earnings to combined fixed charges and preference dividends(2)	(3)	(3)	1.0	1.5

(1)
The calculation of earnings and fixed charges reflects the earnings and fixed charges of the Predecessor for the period from January 1, 2014 until immediately prior to the completion of our initial public offering on April 16, 2014 and of our Company for the period thereafter.

(2)
Neither the Company nor the Predecessor had any preferred stock outstanding for the periods presented.

(3)
For the three months ended March 31, 2015 and the year ended December 31, 2014, earnings were not sufficient to cover fixed charges by $0.2 million and $0.7 million, respectively.

DESCRIPTION OF COMMON STOCK

        The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See "Where To Find Additional Information" for information on how to obtain documents from us, including our charter and bylaws.

General

        We are authorized to issue 500,000,000 shares of common stock, $0.01 par value per share, or our common stock. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of May 8, 2015, we had 7,795,336 outstanding shares of common stock. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

Dividends, Liquidation and Other Rights

        Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:

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  have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

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  are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

        There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.

Voting Rights of Common Stock

        Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Power to Reclassify and Issue Stock

        Our Board of Directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common Stock

        Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our Board of Directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our Board of Directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, among other things and subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit. Our Board of Directors, in its sole discretion, may prospectively or retroactively exempt a person from this ownership limit if certain conditions are satisfied. For a more complete description of these and other restrictions and the constructive ownership rules, see "Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        Although the following summary describes certain provisions of Maryland law and the material provisions of our charter and bylaws, it is not a complete description of our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, or of the MGCL. This summary is qualified in its entirety by reference to the MGCL and or charter and bylaws. See "Where To Find Additional Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased by our Board of Directors, but may not be less than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

        Each member of our Board of Directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors, and directors are elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock are able to elect all of our directors.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our Board of Directors.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors, without stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

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  the corporation's board of directors will be divided into three classes;

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  the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

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  the number of directors may be fixed only by vote of the directors;

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  a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

        We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Directors. In addition, without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our Board of Directors, (2) vest in our Board of Directors the exclusive power to fix the number of directors and (3) require, unless called by our chairman, our president and chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our Board of Directors is not currently classified. In the future, our Board of Directors may elect, without stockholder approval, to classify our Board of Directors or elect to be subject to any of the other provisions of Subtitle 8.

Meetings of Stockholders

        Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our Board of Directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Amendments to Our Charter and Bylaws

        Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our Board of Directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

        Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets are and will be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

        Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution

        Our dissolution must be declared advisable by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our Board of Directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

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  supermajority vote and cause requirements for removal of directors;

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  requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

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  provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

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  the power of our Board of Directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

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  the power of our Board of Directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

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  the restrictions on ownership and transfer of our stock; and

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  advance notice requirements for director nominations and stockholder proposals.

        Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed, or the business combination is not approved by our Board of Directors, or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

        Subject to certain exceptions, our charter contains certain ownership limits with respect to our stock. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our Board of Directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a more complete description of these restrictions and the constructive ownership rules, see "Restrictions on Ownership and Transfer."

Limitation of Liability and Indemnification of Directors and Officers

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

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  any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

        Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF PREFERRED STOCK

        The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

General

        Our charter provides that we may issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors to increase or decrease the number of authorized shares without stockholder approval. As of May 8, 2015, no shares of our preferred stock were issued and outstanding.

        Subject to the limitations prescribed by Maryland law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof.

        The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

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  the title and stated value of such preferred stock;

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  the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

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  the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

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  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

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  the procedures for any auction and remarketing, if any, for such preferred stock;

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  the provisions for a sinking fund, if any, for such preferred stock;

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  the provisions for redemption, if applicable, of such preferred stock;

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  any listing of such preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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  a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Certain Provisions of Maryland Law and Our Charter and Bylaws

        See "Certain Provisions of Maryland Law and Our Charter and Bylaws."

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.

Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

        Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        Holders of depositary receipts will be subject to the ownership and transfer restrictions of our charter. See "Restrictions on Ownership and Transfer."

 DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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  the title and issuer of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material U.S. federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

        Holders of warrants will be subject to the ownership and transfer restrictions of our charter. See "Restrictions on Ownership and Transfer."

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:

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  the date for determining the stockholders entitled to the rights distribution;

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  the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  a discussion of material U.S. federal income tax considerations; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.

Restrictions on Ownership

        Holders of rights will be subject to the ownership and transfer restrictions of our charter. See "Restrictions on Ownership and Transfer."

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order to qualify as a REIT under the Code our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our Board of Directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.

        Our charter also prohibits any person from:

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  beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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  transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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  beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary, or TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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  beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

        Our Board of Directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our Board of Directors any representations, covenants and undertakings that our Board of Directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our Board of Directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our Board of Directors, in its sole discretion, in order to determine or ensure our status as a REIT.

        Notwithstanding the receipt of any ruling or opinion, our Board of Directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, our Board of Directors from time to time may increase or decrease the ownership limit, subject to certain exceptions.

        Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds from the sale to the proposed transferee.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder is required upon demand to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the current material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the acquisition, ownership and disposition of our common stock and our election to be taxed as a REIT. The material U.S. federal income tax considerations that you may consider relevant in connection with the acquisition, ownership and disposition of our preferred stock, depositary shares, warrants and rights will be discussed in the applicable prospectus supplement. As used in this section, the terms "we" and "our" refer solely to Farmland Partners Inc. and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes.

        This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under "—Taxation of Tax-Exempt Stockholders"), financial institutions, broker-dealers, persons subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under "—Taxation of Non-U.S. Stockholders") and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our common stock as a "capital asset" for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are based on the current U.S. federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ended December 31, 2014. We believe that, commencing with such short taxable year, we were organized and have operated, and will operate, in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.

        The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

        In connection with the filing of this registration statement, Morrison & Foerster LLP will render an opinion that, commencing with our short taxable year ended December 31, 2014, we were organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ended December 31, 2014 and thereafter. Investors should be aware that Morrison & Foerster LLP's opinion will be based on the U.S. federal income tax laws governing qualification as a REIT as of the date of such opinion, which will be subject to change, possibly on a retroactive basis, will not be binding on the IRS or any court, and will speak only as of the date issued. In addition, Morrison & Foerster LLP's opinion will be based on customary assumptions and will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve, among other things, the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. Morrison & Foerster LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Morrison & Foerster's opinion will not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see "—Failure to Qualify as a REIT" below.

        If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. Such tax treatment avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. However, we will be subject to U.S. federal income tax in the following circumstances:

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  We will be subject to U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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  We may be subject to corporate "alternative minimum tax."

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  We will be subject to tax, at the highest U.S. federal corporate income tax rate, on net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

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  We will be subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

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  the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

  •
  a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

  •
  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under "—Asset Tests," as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be subject to a 100% excise tax on transactions with a TRS, that are not conducted on an arm's-length basis.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  The earnings of our subsidiary entities that are C corporations, including TRSs, will be subject to U.S. federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        A REIT is a corporation, trust or association that satisfies each of the following requirements:

  (1)
  It is managed by one or more trustees or directors;

  (2)
  Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

  (3)
  It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;

  (4)
  It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

  (5)
  At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

  (6)
  Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year;

  (7)
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

  (8)
  It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

  (9)
  It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

        We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us for our short taxable year ended December 31, 2014. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

        Our charter provides for restrictions regarding the ownership and transfer of shares of our capital stock. We believe that we have issued sufficient stock with enough diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. For purposes of requirement 8, we have adopted December 31 as our year end, and thereby satisfy this requirement.

        Qualified REIT Subsidiaries.    A "qualified REIT subsidiary" generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a TRS. A corporation that is a "qualified REIT subsidiary" is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for U.S. federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under U.S. federal income tax laws, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.

        An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity.

        We have control of our Operating Partnership and intend to operate it in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more TRSs. The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a TRS. However, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities is automatically treated as a TRS without an election.

        Unlike a qualified REIT subsidiary, the separate existence of a TRS is not ignored for U.S. federal income tax purposes and a TRS is a fully taxable corporation subject to U.S. federal corporate income tax on its earnings. Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

        A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or the disposition of property held for sale to customers. See "—Gross Income Tests—Rents from Real Property" and "—Gross Income Tests—Prohibited Transactions."

Gross Income Tests

        We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year generally must consist of the following:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

  •
  gain from the sale of real estate assets;

  •
  income and gain derived from foreclosure property; and

  •
  income derived from the temporary investment of new capital attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

        Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from "hedging transactions," as defined in "—Hedging Transactions," that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

        The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.

        Rents from Real Property.    Rent that we receive for the use of our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

        First, the rent must not be based in whole or in part on the income or profits of any person. However, participating rent will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages generally:

  •
  are fixed at the time the leases are entered into;

  •
  are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

  •
  conform with normal business practice.

        We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent determined by reference to any person's income or profits, in compliance with the rules above.

        Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a "related-party tenant." The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified). Notwithstanding the foregoing, under an exception to the related-party tenant rule, rent that we receive from a TRS will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

        Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, to the tenants of our properties other than through an independent contractor from whom we do not derive or receive any income or a TRS. However, we generally may provide services directly to our tenants to the extent that such services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a TRS, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from the related property. If the rent from a lease does not qualify as "rents from real property" because we furnish noncustomary services having a value in excess of 1% of our gross income from the related property to the tenants of the property, other than through a qualifying independent contractor or a TRS, none of the rent from the property will qualify as "rents from real property." We do not intend to provide any noncustomary services to our tenants unless such services are provided through independent contractors from whom we do not derive or receive any income or TRSs.

        Fourth, rent attributable to any personal property leased in connection with a lease of real property will not qualify as "rents from real property" if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. We do not intend to lease significant amounts of personal property pursuant to our leases.

        We have leased, and intend to continue to lease, substantially all of our properties under leases with terms ranging from one to five years. In addition, the terms of the leases with our tenants generally provide that we are responsible for major maintenance, insurance and taxes (which are generally reimbursed to us by our tenants), while our tenants are responsible for minor maintenance, water usage and all of the additional input costs related to the farming operations on the property, such as seed, fertilizer, labor and fuel. Our leases generally require the tenant to pay fixed rent in advance. However, some of our leases may provide for rents based on a fixed percentage of gross revenue. We intend to structure any such leases in a manner intended to qualify the rent thereunder as "rents from real property." In addition, in 2014 two of our leases involved the payment of rent in the form of a share of the crops harvested from the relevant property, or a crop-share. We received an opinion of counsel that the crop-share rent paid under these leases should qualify as "rents from real property." Although no authority directly addresses the treatment of row crop and permanent crop farmland for purposes of the REIT income tests, generally we do not expect rent received pursuant to our leases would be attributable to significant amounts of personal property for U.S. federal income tax purposes. Moreover, we do not intend to perform any services other than customary ones for our tenants unless such services are provided through independent contractors or a TRS. Accordingly, we believe rents received under our leases generally will qualify as "rents from real property" and any income attributable to noncustomary services or personal property will not jeopardize our ability to qualify as a REIT. However, there can be no assurance that the IRS would not challenge our conclusions, including the calculation of our personal property ratios, or that a court would agree with our conclusions. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

        Interest.    For purposes of the 75% and 95% gross income tests, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

        We may provide senior secured first lien mortgage loans for the purchase of farmland and properties related to farming. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire or originate the loan then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. We anticipate that the interest on our senior secured first lien mortgage loans generally would be treated as qualifying income for purposes of the 75% gross income test.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years;

  •
  the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

  •
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

  •
  if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the foregoing safe-harbor. However, we cannot assure you that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." We may hold and dispose of certain properties through a TRS if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property by a TRS, although such income will be taxed to the TRS at U.S. federal corporate income tax rates.

        Foreclosure Property.    We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Gross income from foreclosure property will qualify under the 75% and 95% gross income tests.

        Hedging Transactions.    From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries' assets or liabilities. Our or our subsidiaries' hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means either (1) any transaction entered into in the normal course of our or our subsidiaries' trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income or qualifies for purposes of either or both of the gross income tests.

        Failure to Satisfy Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

  •
  our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

        We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, under the "75% asset test," at least 75% of the value of our total assets generally must consist of:

  •
  cash or cash items, including certain receivables and shares in certain money market funds;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgage loans secured by real property;

  •
  stock or shares of beneficial interest in other REITs; and

  •
  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

        Second, under the "5% asset test," of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

        Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer's outstanding securities, or the "10% vote test," or more than 10% of the value of any one issuer's outstanding securities, or the "10% value test."

        Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include securities that qualify under the 75% asset test, securities of a TRS and equity interests in an entity taxed as a partnership for U.S. federal income tax purposes. For purposes of the 10% value test, the term "securities" also does not include: certain "straight debt" securities; any loan to an individual or an estate; most rental agreements and obligations to pay rent; any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity; and any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes if at least 75% of the entity's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        As noted above, we may provide senior secured first lien mortgage loans for the purchase of farmland and properties related to farming. Although the law is not entirely clear, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire or originate the loan, a portion of the loan likely will be a non-qualifying asset for purposes of the 75% asset test. Unless the loan falls within one of the exceptions referenced in the previous paragraph, the non-qualifying portion of such a loan may be subject to, among other requirements, the 10% value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. We anticipate that our senior secured first lien mortgage loans generally would be treated as qualifying assets for the 75% asset test.

        We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, nor are we required to obtain under the U.S. federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

        Failure to Satisfy Asset Tests.    We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

        In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

        Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

  •
  the sum of:

  •
  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and excluding any net capital gain, and

  •
  90% of our after-tax net income, if any, from foreclosure property, minus

  •
  the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement to the extent of our earnings and profits for such prior taxable year.

        We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

  •
  85% of our REIT ordinary income for the year,

  •
  95% of our REIT capital gain net income for the year, and

  •
  any undistributed taxable income from prior years.

        we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

        We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize U.S. federal corporate income tax and avoid the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for U.S. federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

        In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at U.S. federal corporate income tax rates and any applicable alternative minimum tax. In calculating our taxable income for a year in which we failed to qualify as a REIT, we would not be able to deduct amounts distributed to our stockholders, and we would not be required to distribute any amounts to our stockholders for that year. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        For purposes of our discussion, the term "U.S. stockholder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

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  an individual citizen or resident of the United States for U.S. federal income tax purposes;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement taxed as a partnership for U.S. federal income tax purposes (a "partnership") holds our common stock, the U.S. federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. Partnerships and their owners should consult their tax advisors regarding the consequences of the ownership and disposition of our common stock by the partnership.

        Distributions.    If we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends will be ordinary dividend income to taxable U.S. stockholders. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. Our ordinary dividends also generally will not qualify for the preferential long-term capital gain tax rate applicable to "qualified dividends" unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by us from non-REIT corporations, such as any TRSs, or (ii) income recognized by us and on which we have paid U.S. federal corporate income tax. We do not expect a meaningful portion of our ordinary dividends to be eligible for taxation as qualified dividends.

        Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

        Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay U.S. federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the U.S. federal corporate income tax we paid. The U.S. stockholder would increase its basis in our common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal corporate income tax we paid.

        A U.S. stockholder will not incur U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder's adjusted basis in our common stock. Instead, the distribution will reduce the U.S. stockholder's adjusted basis in our common stock. The excess of any distribution to a U.S. stockholder over both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain and long-term capital gain if the stock has been held for more than one year.

        We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

        Dispositions.    In general, a U.S. stockholder will recognize gain or loss on the sale or other taxable disposition of our stock in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received in such disposition and (ii) the U.S. stockholder's adjusted tax basis in such stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year and short-term capital gain or loss otherwise. However, a U.S. stockholder must treat any loss on a sale or exchange of our common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition. Capital losses generally are available only to offset capital gains of the stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year.

        Other Considerations.    U.S. stockholders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any "passive activity losses" against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations.

        Tax Rates.    The maximum U.S. federal income tax rate on ordinary income and short-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 39.6%, and the maximum U.S. federal income tax rate on long-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 20%. However, the maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as a capital gain dividend (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of "section 1250 property."

        Additional Medicare Tax.    Certain U.S. stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts, or "qualified trusts," and individual retirement accounts and annuities, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their "unrelated business taxable income," or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of our common stock with debt, a portion of the distribution that it received from us would constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

        Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

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  we are classified as a "pension-held REIT"; and

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  the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

        We will be classified as a "pension-held REIT" if:

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

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  either:

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  one qualified trust owns more than 25% of the value of our stock; or

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  a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

        As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a "pension-held REIT," and, therefore, the tax treatment described in this paragraph is unlikely to apply to our stockholders. However, because shares of our common stock are publicly traded, we cannot guarantee this will always be the case.

Taxation of Non-U.S. Stockholders

        For purposes of our discussion, the term "non-U.S. stockholder" means a beneficial owner of our common stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders, including nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, are complex. This section is only a summary of certain of those rules.

        We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our common stock, including any reporting requirements.

        Distributions.    Distributions to a non-U.S. stockholder (i) out of our current and accumulated earnings and profits, (ii) not attributable to gain from our sale or exchange of a "United States real property interest," or a USRPI, and (iii) not designated by us as a capital gain dividend will be subject to a withholding tax at a rate of 30% unless:

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  a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), to us evidencing eligibility for that reduced rate; or

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  the non-U.S. stockholder submits an IRS Form W-8ECI (or any applicable successor form) to us claiming that the distribution is income effectively connected to a U.S. trade or business of such stockholder.

        A non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business in the same manner as a U.S. stockholder. In addition, a corporate non-U.S. stockholder may be subject to a 30% branch profits tax with respect to any such distribution.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if such excess does not exceed such non-U.S. stockholder's adjusted basis in our common stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder's adjusted basis in our common stock. The excess of a distribution over both our current and accumulated earnings and profits and the non-U.S. stockholder's adjusted basis in our common stock will be taxed, if at all, as gain from the sale or disposition of our common stock. See "—Dispositions" below. Under FIRPTA (discussed below), we may be required to withhold 10% of the portion of any distribution that exceeds our current and accumulated earnings and profits.

        Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution. To the extent that we do not do so, we nevertheless may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. A non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, distributions attributable to capital gains from the sale or exchange by us of USRPIs are treated like income effectively connected with the conduct of a U.S. trade or business, generally are subject to U.S. federal income taxation in the same manner and at the same rates applicable to U.S. stockholders and, with respect to corporate non-U.S. stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:

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  the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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  the non-U.S. stockholder does not own more than 5% of such class at any time during the year within which the distribution is received.

        Our common stock is regularly traded on an established securities market in the United States. If our common stock ceased to be regularly traded on an established securities market in the United States or if a non-U.S. stockholder owned more than 5% of our outstanding common stock any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder attributable to our sales of USRPIs would be subject to tax under FIRPTA. We are required to withhold 35% of any distribution to a non-U.S. stockholder owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability.

        A distribution to a non-U.S. stockholder attributable to capital gains from the sale or exchange of non-USRPIs will not be subject to U.S. federal income taxation unless such distribution is effectively connected with a U.S. trade or business conducted by such U.S. stockholder, in which case such distribution generally would be subject to U.S. federal income taxation in the same manner and at the same rates applicable to U.S. stockholders and, with respect to corporate non-U.S. stockholders, may be subject to a 30% branch profits tax.

        Although not free from doubt, amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

        Dispositions.    Non-U.S. stockholders may incur tax under FIRPTA with respect to gain recognized on a disposition of our common stock unless one of the applicable exceptions described below applies. Any gain subject to tax under FIRPTA generally will be taxed in the same manner as it would be in the hands of U.S. stockholders, except that corporate non-U.S. stockholders also may be subject to a 30% branch profits tax. In addition, the purchaser of such common stock could be required to withhold 10% of the purchase price for such stock and remit such amount to the IRS.

        Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock as long as, at all times during a specified testing period, we are "domestically controlled," i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, if our common stock is "regularly traded" on an established securities market, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of our common stock. Our common stock is currently "regularly traded" on an established securities market. Accordingly, we expect that a non-U.S. stockholder that has not owned more than 5% of our common stock at any time during the five-year period prior to such sale will not incur tax under FIRPTA on gain from a sale of our common stock.

        A non-U.S. stockholder generally will incur tax on gain from a disposition of our common stock not subject to FIRPTA if:

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  the gain is effectively connected with the conduct of the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder generally will incur a 30% tax on its capital gains.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI (or any applicable successor form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a "U.S. person" that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our common stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

FATCA

        The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2017 with respect to gross proceeds from a sale or other disposition of our common stock.

        If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

Tax Aspects of Our Investments in Our Operating Partnership and Other Subsidiary Partnerships

        The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in our Operating Partnership and our other subsidiaries that are taxed as partnerships for U.S. federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as the "Partnerships." The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships

        We are required to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses but only if such Partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

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  is treated as a partnership under the Treasury Regulations relating to entity classification, or the "check-the-box regulations"; and

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  is not a "publicly traded partnership."

        Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association taxable as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box Treasury Regulations.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the "90% passive income exception." The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, or the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.

        We have not requested, and do not intend to request, a ruling from the IRS that any Partnership is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for U.S. federal income tax purposes. Consequently, such Partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and Their Partners

        Partners, Not the Partnerships, Subject to Tax.    A Partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

        Partnership Allocations.    Although an agreement among the owners of an entity taxed as a partnership for U.S. federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the "partners' interests in the partnership," which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property contributed to an entity taxed as a partnership for U.S. federal income tax purposes in exchange for an interest in such entity must be allocated for U.S. federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the "704(c) Allocations"). The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference.

        A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The Treasury Regulations require entities taxed as partnerships for U.S. federal income tax purposes to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

        Any gain or loss recognized by a partnership on the disposition of contributed properties generally will be allocated first to the partners of the partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes, as adjusted to take into account reductions in book-tax differences described in the previous paragraph. Any remaining gain or loss recognized by the partnership on the disposition of the contributed properties generally will be allocated among the partners in accordance with their partnership agreement unless such allocations and agreement do not satisfy the requirements of applicable Treasury Regulations, in which case such allocation will be made in accordance with the "partners' interests in the partnership."

        We treated the transfer of the properties initially acquired by our Operating Partnership concurrently with our initial public offering as a contribution of such properties pursuant to which our Operating Partnership received a "carryover" tax basis in such properties. As a result, such properties had significant built-in gain or loss subject to Section 704(c). Our Operating Partnership will adopt the "traditional" method for purposes of allocating items with respect to any book-tax difference attributable to such built-in gain or loss. Under the "traditional method," as well as certain other reasonable methods available to us, built-in gain or loss with respect to our depreciable properties (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than for economic purposes and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. Immaterial amounts of such initial properties consist of depreciable properties for U.S. federal income tax purposes, although we can provide no assurances that properties acquired by us in the future will not be depreciable.

        Basis in Partnership Interest.    Our adjusted tax basis in any Partnership interest we own generally will be:

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  the amount of cash and the basis of any other property we contribute to the Partnership;

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  increased by our distributive share of the Partnership's income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

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  reduced, but not below zero, by our distributive share of the Partnership's loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

        Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership's gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See "—Gross Income Tests."

Possible Legislative or Other Actions Affecting Tax Consequences

        Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

State and Local Taxes

        We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of the Second Amended and Restated Agreement of Limited Partnership of our Operating Partnership, or the partnership agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as amended, and the partnership agreement. See "Where To Find Additional Information." For purposes of this section, references to "we," "our," "us" and "our company" refer to Farmland Partners Inc. alone, and not to its subsidiaries. For the purposes of this section, references to the "general partner" refer to Farmland Partners OP GP, LLC, a wholly owned subsidiary of Farmland Partners Inc.

General

        Our Operating Partnership is a Delaware limited partnership that was formed on September 27, 2013. Our wholly owned subsidiary, Farmland Partners OP GP, LLC, is the sole general partner of our Operating Partnership. Pursuant to the partnership agreement, subject to certain protective rights of the limited partners described below, we have, through our control of the general partner, full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including a merger of our Operating Partnership or a sale of substantially all of the assets of our Operating Partnership. The limited partners have no power to remove the general partner without the general partner's consent.

        The general partner may not conduct any business without the consent of a majority of the limited partners other than in connection with: the ownership, acquisition and disposition of partnership interests; the management of the business of our Operating Partnership; our operation as a reporting company with a class of securities registered under the Exchange Act; the offering, sale syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our Operating Partnership or its assets or activities; and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our Operating Partnership in exchange for additional partnership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our Operating Partnership so long as we take commercially reasonable measures that the economic benefits and burdens of such property are otherwise vested in our Operating Partnership. We and our affiliates may also engage in any transactions with our Operating Partnership on such terms as we may determine in our sole and absolute discretion.

        We, as the parent of the general partner, are under no obligation to give priority to the separate interests of our stockholders or the limited partners in deciding whether to cause our Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the limited partners (including us) on the other, we, as the parent of the general partner, will endeavor in good faith to resolve the conflict in a manner that is not adverse to either our stockholders or the limited partners (including us). The general partner is not liable under the partnership agreement to our Operating Partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners (including us) in connection with such decisions, unless the general partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

        Substantially all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our Operating Partnership, and our Operating Partnership must be operated in a manner that will enable us to satisfy the requirements for qualification as a REIT.

Operating Partnership Units

        Interests in our Operating Partnership are denominated in units of limited partnership interest. Pursuant to the partnership agreement, our Operating Partnership has designated the following classes of units of limited partnership interest, or operating partnership units: OP units and LTIP units.

OP Units

        In general, on or after the date that is 12 months after the date of the original issuance of the OP units, each holder of OP units (other than us) has the right, subject to the terms and conditions set forth in the partnership agreement, to require our Operating Partnership to redeem all or a portion of the OP units held by such limited partner in exchange for a cash amount equal to the number of tendered OP units multiplied by the price of a share of our common stock (determined in accordance with, and subject to adjustment under, the terms of the partnership agreement), unless the terms of such OP units or a separate agreement entered into between our Operating Partnership and the holder of such OP units provide that they are not entitled to a right of redemption or provide for a shorter or longer period before such limited partner may exercise such right of redemption or impose conditions on the exercise of such right of redemption. On or before the close of business on the tenth business day after the general partner receives a notice of redemption, we may, as parent of the general partner, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered OP units from the tendering partner in exchange for cash or shares of our common stock, based on an exchange ratio of one share of our common stock for each OP unit (subject to anti-dilution adjustments provided in the partnership agreement).

LTIP Units

        In the future, we, as the parent of the general partner, may cause our Operating Partnership to issue LTIP units to our independent directors, executive officers and certain other employees and persons who provide services to our Operating Partnership. These LTIP units will be subject to certain vesting requirements. In general, LTIP units are similar to OP units and will receive the same quarterly per-unit profit distributions as OP units. The rights, privileges, and obligations related to each series of LTIP units will be established at the time the LTIP units are issued. As profits interests, LTIP units initially will not have full parity, on a per-unit basis, with OP units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with OP units and therefore accrete to an economic value for the holder equivalent to OP units. If such parity is achieved, vested LTIP units may be converted on a one-for-one basis into OP units, which in turn are redeemable by the holder for cash or, at our election, exchangeable for shares of our common stock on a one-for-one basis. However, there are circumstances under which LTIP units will not achieve parity with OP units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of our common stock and may be zero.

Management Liability and Indemnification

        To the maximum extent permitted under Delaware law, neither we, the general partner nor any of our directors and officers will be liable to our Operating Partnership or the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, unless such person acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived. The partnership agreement provides for indemnification of the general partner, us, our affiliates and each of our respective officers, directors, employees and any persons we may designate from time to time in our sole and absolute discretion, to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our Operating Partnership, provided that our Operating Partnership will not indemnify such person if (i) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the partnership agreement (subject to the exceptions described below under "—Fiduciary Responsibilities").

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Fiduciary Responsibilities

        Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the general partner has fiduciary duties to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties, as the parent of the general partner, to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us and our stockholders. We are under no obligation to give priority to the separate interests of the limited partners of our Operating Partnership in deciding whether to cause our Operating Partnership to take or decline to take any actions. The limited partners of our Operating Partnership have agreed that in the event of a conflict in the duties owed by our directors and officers to us and our stockholders and the fiduciary duties owed by us, in our capacity as the parent of the general partner of our Operating Partnership, to such limited partners, we will fulfill our fiduciary duties to such limited partners by acting in the best interests of our stockholders.

        The limited partners of our Operating Partnership have expressly acknowledged that we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively.

Distributions

        The partnership agreement provides that we, as the parent of the general partner, shall cause our Operating Partnership to make quarterly (or more frequent) distributions of all of its available cash (which is defined to be cash available for distribution as determined by us, as general partner) (i) first, with respect to any OP units that are entitled to any preference in accordance with the rights of such operating partnership unit (and, within such class, pro rata according to their respective percentage interests) and (ii) second, with respect to any OP units that are not entitled to any preference in distribution, in accordance with the rights of such class of OP units (and, within such class, pro rata in accordance with their respective percentage interests).

Allocations of Net Income and Net Loss

        Net income and net loss of our Operating Partnership are determined and allocated with respect to each fiscal year of our Operating Partnership as of the end of the year. Except as otherwise provided in the partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement, net income and net loss are allocated to the holders of OP units holding the same class or series of OP units in accordance with their respective percentage interests in the class or series at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise required by the partnership agreement or the Code and the Treasury Regulations, each operating partnership item of income, gain, loss and deduction is allocated among the limited partners of our Operating Partnership for U.S. federal income tax purposes in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the partnership agreement. In addition, under Section 704(c) of the Code, items of income, gain, loss and deduction with respect to appreciated or depreciated property which is contributed to a partnership, such as our Operating Partnership, in a tax-free transaction must be specially allocated among the partners in such a manner so as to take into account such variation between the tax basis and the fair market value of the property at the time of contribution. Our operating partnership will allocate tax items to the holders of operating partnership units taking into consideration the requirements of Section 704(c) of the Code. See "Material U.S. Federal Income Tax Considerations."

        The general partner has sole discretion to ensure that allocations of income, gain, loss and deduction of our Operating Partnership are in accordance with the interests of the partners of our Operating Partnership as determined under the Code, and all matters concerning allocations of tax items not expressly provided for in the partnership agreement may be determined by the general partner in its sole discretion.

Redemption Rights

        On or after 12 months after becoming a holder of OP units, each limited partner, other than us, has the right, subject to the terms and conditions set forth in the partnership agreement, to require our Operating Partnership to redeem all or a portion of such units in exchange for a cash amount equal to the number of tendered units multiplied by the fair market value of a share of our common stock (determined in accordance with, and subject to adjustment under, the terms of the partnership agreement), unless the terms of such units or a separate agreement entered into between our Operating Partnership and the holder of such units provide that they do not have a right of redemption or provide for a shorter or longer period before such holder may exercise such right of redemption or impose conditions on the exercise of such right of redemption. On or before the close of business on the tenth business day after we receive a notice of redemption, we may, as the parent of the general partner, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered units in exchange for cash or shares of our common stock, based on an exchange ratio of one share of our common stock for each OP unit (subject to anti-dilution adjustments provided in the partnership agreement). If we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our stockholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its right to redeem its OP units, regardless of the length of time such limited partner has held its OP units. Notwithstanding the foregoing, a limited partner's ability to exercise its redemption rights is subject to various limitations under the partnership agreement.

Transferability of Operating Partnership Units; Extraordinary Transactions

        The general partner generally is not be able to withdraw voluntarily from our Operating Partnership or transfer any of its interest in our Operating Partnership unless the transfer is: (i) to our affiliate; (ii) to a wholly owned subsidiary of the general partner or the owner of all of the ownership interests of the general partner; or (iii) otherwise expressly permitted under the partnership agreement.

        The partnership agreement permits the general partner or us, as the parent of the general partner, to engage in a merger, consolidation or other combination, or sale of substantially all of our assets if:

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  we receive the consent of a majority in interest of the limited partners (excluding us);

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  following the consummation of such transaction, substantially all of the assets of the surviving entity are owned directly or indirectly by our Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with our Operating Partnership; or

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  as a result of such transaction all limited partners will receive, or will have the right to receive, for each operating partnership unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of operating partnership units shall be given the option to exchange such units for the greatest amount of cash, securities or other property that a limited partner would have received had it exercised its redemption right (described above) and received shares of our common stock immediately prior to the expiration of the offer.

        With certain limited exceptions, the limited partners may not transfer their interests in our Operating Partnership, in whole or in part, without the prior written consent of the general partner, which consent may be withheld in its sole and absolute discretion. Except with the general partner's consent to the admission of the transferee as a limited partner, transferees shall not have any rights by virtue of the transfer other than the rights of an assignee and will not be entitled to vote or effect a redemption with respect to their operating partnership units in any matter presented to the limited partners for a vote. The general partner will have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by in our sole and absolute discretion.

Issuance of Our Stock and Additional Partnership Interests

        Pursuant to the partnership agreement, upon the issuance of our stock other than in connection with a redemption of OP units, we generally are obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance of our stock to our Operating Partnership in exchange for, in the case of common stock, OP units or, in the case of an issuance of preferred stock, preferred operating partnership units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock. In addition, the general partner may cause our Operating Partnership to issue additional operating partnership units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as we, as the parent of the general partner, may establish in our sole and absolute discretion, without the approval or consent of any limited partner, including: (i) upon the conversion, redemption or exchange of any debt, units or other partnership interests or other securities issued by our Operating Partnership; (ii) for less than fair market value; or (iii) in connection with any merger of any other entity into our Operating Partnership.

Tax Matters

        Pursuant to the partnership agreement, the general partner is the tax matters partner of our Operating Partnership and has certain other rights relating to tax matters. Accordingly, as the sole member of both the general partner and tax matters partner, we have the authority to handle tax audits and to make tax elections under the Code, in each case, on behalf of our Operating Partnership.

Term

        The term of our Operating Partnership commenced on September 27, 2013 and will continue perpetually, unless earlier terminated in the following circumstances:

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  a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a majority in interest of the remaining outside limited partners agree in writing, in their sole and absolute discretion, to continue the business of our Operating Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor general partner;

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  an election to dissolve our Operating Partnership made by the general partner in its sole and absolute discretion, with or without the consent of a majority in interest of the outside limited partners;

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  entry of a decree of judicial dissolution of our Operating Partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act;

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  the occurrence of any sale or other disposition of all or substantially all of the assets of our Operating Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

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  the redemption (or acquisition by the general partner) of all operating partnership units that we have authorized other than those held by the general partner; or

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  the incapacity or withdrawal of the general partner, unless all of the remaining partners in their sole and absolute discretion agree in writing to continue the business of our Operating Partnership and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner.

Amendments to the Partnership Agreement

        Amendments to the partnership agreement may be proposed by the general partner or by any limited partner holding 25% or more of the percentage interest of OP units designated as Class A Units. Generally, the partnership agreement may be amended with the general partner's approval and the approval of the limited partners holding a majority of all outstanding limited partner units (excluding limited partner units held by us or our subsidiaries). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:

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  conversion of a limited partner's interest into a general partner's interest (except as a result of the general partner acquiring such interest);

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  modification of the limited liability of a limited partner;

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  alteration or modification of the rights of any partner to receive the distributions to which such partner is entitled (subject to certain exceptions);

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  alteration or modification of the redemption rights provided by the partnership agreement; or

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  alteration or modification of the provisions governing transfer of the general partner's partnership interest.

        Notwithstanding the foregoing, we, as the parent of the general partner, have the power, without the consent of the limited partners, to amend the partnership agreement as may be required to:

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  add to the general partner's obligations or surrender any right or power granted to the general partner or any of its affiliates for the benefit of the limited partners;

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  reflect the admission, substitution, or withdrawal of partners or the termination of our Operating Partnership in accordance with the partnership agreement and to cause our Operating Partnership or our Operating Partnership's transfer agent to amend its books and records to reflect the operating partnership unit holders in connection with such admission, substitution or withdrawal;

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  reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with the law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with the law or with the provisions of the partnership agreement;

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  satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal or state agency or contained in U.S. federal or state law;

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  set forth or amend the designations, preferences, conversion or other rights, voting powers, duties restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional operating partnership units issued or established pursuant to the partnership agreement;

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  reflect such changes as are reasonably necessary for us to maintain or restore our qualification as a REIT, to satisfy the REIT requirements or to reflect the transfer of any operating partnership units between us and any qualified REIT subsidiary or entity that is disregarded as an entity separate from us for U.S. federal income tax purposes;

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  modify either or both the manner in which items of net income or net loss are allocated or the manner in which capital accounts are computed (but only to the extent set forth in the partnership agreement, or to the extent required by the Code or applicable income tax regulations under the Code);

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  issue additional partnership interests;

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  impose restrictions on the transfer of operating partnership units if we receive an opinion of counsel reasonably to the effect that such restrictions are necessary in order to comply with any federal or state securities laws or regulations applicable to our Operating Partnership or operating partnership units;

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  reflect any other modification to the partnership agreement as is reasonably necessary for our business or operations or those of our Operating Partnership and which does not otherwise require the consent of each partner adversely affected; and

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  reflect an increase or decrease in the amount that a limited partner is obligated to contribute to our Operating Partnership upon the occurrence of certain events.

        Certain provisions affecting the general partner's rights and duties (e.g., restrictions relating to certain extraordinary transactions involving us, the general partner or our Operating Partnership) may not be amended without the approval of the holders of a majority of all outstanding operating partnership units (excluding operating partnership units held by us).

PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE MKT or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Our common stock is listed on the NYSE MKT under the symbol "FPI." Any securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Morrison & Foerster LLP.

EXPERTS

        The combined consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The statement of revenue and certain operating expenses of Hudye Farms U.S., Inc. for the year ended March 31, 2014 incorporated by reference into this Prospectus by reference to the Current Report on Form 8-K/A dated July 1, 2014 and the statements of revenue and certain operating expenses of Nebraska Battle Creek Farms and Northeast Nebraska Farms for the year ended December 31, 2014 incorporated into this Prospectus by reference to the Current Report on Form 8-K dated May 1, 2015 and the Current Report on Form 8-K/A dated May 11, 2015 have been so incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION

        We have filed with the SEC a "shelf" registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.farmlandpartners.com. You should not consider information on our website to be part of this prospectus.

        Our securities are listed on the NYSE MKT and all material filed by us with the NYSE MKT can be inspected at the offices of the NYSE MKT at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 3, 2015;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2015;

  •
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed with the SEC on May 8, 2015;

  •
  our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on July 1, 2014, February 25, 2015, March 2, 2015, March 27, 2015, May 1, 2015, May 7, 2015 and May 11, 2015; and

  •
  our Registration Statement on Form 8-A/A, filed with the SEC on April 10, 2014, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-193318), and all reports filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may obtain copies of any of these filings by contacting Farmland Partners Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Farmland Partners Inc.
8670 Wolff Court, Suite 240
Westminster, Colorado 80031
(720) 452-3100
Website: http://www.farmlandpartners.com

        THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

5,250,000 Shares

6.00% Series B Participating Preferred Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

JEFFERIES

August 10, 2017